As filed with the Securities and Exchange Commission November __, 2012/Registration No. _________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Arrayit Diagnostics, Inc.

(Exact name or Registrant as specified in its charter)

Nevada	8093	27-1062556
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

John Howell

President and Chief Executive Officer

Arrayit Diagnostics, Inc.

1950 Cinnamon Teal Drive

Redmond, Oregon 97756

Telephone 916-599-3138

(Name, address, including zip code, and telephone number, including area code, of agent for service)

	1950 Cinnamon Teal Dr Redmond, Oregon 97756 Telephone 916-599-3138 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Copies to: Robert L. Sonfield, Jr., Esq. Sonfield & Sonfield 770 South Post Oak Lane Houston, Texas 77056 Tel: (713) 877-8333 Fax: (713) 877-1547

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by the selling stockholders named in the prospectus contained herein.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)(2)(3)	Proposed Maximum Offering Price Per Share	Proposed Maximum Total Offering Price(4)	Total Amount of Registration Fee
Common stock, par value $0.001 per share	30,141,400 Shares	$1.00	$30,141,400	$4,111.29

(1) In accordance with Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover an indeterminate number of shares that may become issuable as a result of stock splits, stock dividends, rounding up or similar transactions.

(2) Includes 19,350,000 shares of Arrayit Diagnostics, Inc. owned by its parent, Arrayit Corporation, as of December 31, 2011, representing 60% of the total number of shares outstanding.

(3) Includes (i) 8,000,000 shares of common stock which may be issued under the investment agreement between Arrayit Diagnostics, Inc. and AEF Master SPV LP, having a total value of $8,000,000, based on an assumed price per share of $1.00, (ii) 125,000 shares issued to AEF Master SPV, LP as payment of commitment and expense fees in connection with the transaction and (iii) 2,666,400 shares as 1/3rd of the number of shares which may be issued for purchase from time to time under the investment agreement.

(4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on management’s estimate of future bid and asked price in the over-the-counter market.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November __, 2012

Preliminary prospectus

DISTRIBUTION OF 19,350,000 SHARES OF COMMON STOCK

OFFERING UP TO 10,791,400 SHARES OF COMMON STOCK

We are furnishing this prospectus to the shareholders of Arrayit Corporation, a Nevada corporation (“Arrayit”). Shareholders of Arrayit will receive one (1) share of Arrayit Diagnostics, Inc. (the “company,” “Diagnostics,” “we,” “our,” and “us”) for approximately every 3.34 shares of Arrayit which they own on the Record Date, which will be established when this S-1 is deemed effective (the “Record Date” and the “Distribution”). Any fractional shares as a result of the Distribution will be rounded up to the nearest whole share. The Distribution is expected to be effected as soon as practicable after the date the registration statement, of which this prospectus is a part, is declared effective. Proof of issuance of the shares of company common stock will be mailed to the Arrayit stockholders on that date or as soon thereafter as practicable. No fractional shares of company common stock will be issued.

This prospectus also relates to the resale of up to 10,791,400 shares of our common stock, par value $0.001 per share, by the selling stockholder, AEF Master SPV, Ltd, (“AEF Master”) 10,666,400 of which AEF Master has agreed to purchase and 125,000 has been issued as a commitment fee pursuant to the investment agreement we entered into with AEF Master on November 2, 2012. Subject to the terms and conditions of the investment agreement, which we refer to in this prospectus as the “Investment Agreement,” we have the right to “put,” or sell, up to $8.0 million of shares of our common stock to AEF Master. This arrangement is sometimes referred to as an “Equity Line.”

We will not receive any proceeds from the resale of these shares of common stock offered by AEF Master. We will, however, receive proceeds from the sale of shares to AEF Master pursuant to the Equity Line. When we put an amount of shares to AEF Master, the per share purchase price that AEF Master will pay to us in respect of such put will be determined in accordance with a formula set forth in the Investment Agreement. Generally, in respect of each put, AEF Master will pay us a per share purchase price equal to 100% of the volume weighted average price, or “VWAP,” of our common stock during the 15 consecutive trading days immediately prior and 5 days immediately after the date AEF Master receives our put notice. In addition, we will issue to AEF Master the number of additional shares equal to 1/3rd of the number of Shares to be issued for purchase as a placement fee.

AEF Master may sell the shares of common stock from time to time at the prevailing market price on the Over-the-Counter (OTC) Bulletin Board, or OTCBB, or on an exchange if our shares of common stock become listed for trading on such an exchange, or in negotiated transactions.

Before this offering, there has been no public market for our common stock and our common stock is not listed on any stock exchange or on the over-the-counter market. This Distribution of our common shares is the first public distribution of our shares. It is our intention to seek a market maker to publish quotations for our shares on the OTC Electronic Bulletin Board; however, we have no agreement or understanding with any potential market maker. Accordingly, we can provide no assurance to you that a public market for our shares will develop and if so, what the market price of our shares may be. The shares registered in this registration statement will be sold at prevailing market prices or privately negotiated prices.

SHARES OF ARRAYIT DIAGNOSTICS, INC. INVOLVE A HIGH DEGREE OF RISK. WE URGE YOU TO READ THE “RISK FACTORS” SECTION BEGINNING ON PAGE 5, ALONG WITH THE REST OF THIS PROSPECTUS RELATING TO RISKS ASSOCIATED WITH THE SECURITIES REGISTERED HEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

No shares of our common stock will be issued to any holder of shares of our parent in any jurisdiction which such issuance would not comply with the laws of that jurisdiction.

THE DATE OF THIS PROSPECTUS IS NOVEMBER __, 2012.

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We have not authorized anyone to provide any information other than that contained in this prospectus or to which we have referred you herein. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information we have included in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Market and industry data

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data is also based on our good faith estimates, which are derived from management’s review of internal data and information, as well as the independent sources listed above.

Trademarks

This prospectus also includes trademarks, service marks and trade names of other companies. Our use or display of other companies’ trademarks, service marks or trade names is not intended to and does not imply a relationship with or endorsement or sponsorship of us by such other companies.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Pursuant to Section 27A(b)(2)(D) of the Securities Act of 1933, as amended, the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to statements made in connection with an initial public offering such as this. Forward-looking statements may include statements that relate to, among other things, our:

•	future financial and operating performance and results;
•	business strategy and budgets;
•	technology;
•	financial strategy;
•	amount, nature and timing of capital expenditures;
•	competition and government regulations;
•	operating costs and other expenses;
•	cash flow and anticipated liquidity;
•	property acquisitions and sales; and
•	plans, forecasts, objectives, expectations and intentions.

All statements, other than statements of historical fact included in this prospectus regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward looking statements, please keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in this prospectus.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the anticipated future results or financial condition expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include but are not limited to:

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•	concentration of our customer base and fulfillment of existing customer contracts;
•	our ability to maintain pricing;
•	the cyclical nature of the health care industry;
•	deterioration of the credit markets;
•	delays in obtaining required regulatory approvals;
•	our ability to raise additional capital to fund future capital expenditures;
•	increased vulnerability to adverse economic conditions due to indebtedness;
•	competition within the health care industry;
•	asset impairment and other charges;
•	our limited operating history on which investors will evaluate our business and prospects;
•	our identifying, making and integrating acquisitions;
•	our ability to obtain raw materials and specialized equipment;
•	technological developments or enhancements;
•	loss of key executives;
•	management control over stockholder voting;
•	the ability to employ skilled and qualified workers;
•	work stoppages and other labor matters;
•	hazards inherent to the health care industry;
•	inadequacy of insurance coverage for certain losses or liabilities;
•	regulations affecting the health care industry;
•	federal legislation and state legislative and regulatory initiatives relating to health care;
•	costs and liabilities associated with environmental, health and safety laws, including any changes in the interpretation or enforcement thereof; and
•	future legislative and regulatory developments.

We believe that it is important to communicate our expectations of future performance to our investors. However, events may occur in the future that we are unable to accurately predict, or over which we have no control. We caution you against putting undue reliance on forward-looking statements or projecting any future results based on such statements. When considering our forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those contained in any forward-looking statement. Please review the “Risk Factors” included in this prospectus so that you are aware of the various risks associated with your investment.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus concerning our business and this offering. Because this is a summary, it may not contain all of the information that may be important to you and to your investment decision. In addition, certain statements contained in this prospectus include forward-looking information that involve many risks and uncertainties, including but not limited to those discussed under “Cautionary Statements Regarding Forward-Looking Statements” on page i. We urge you to read the entire prospectus carefully, including the risks of owning our common stock discussed under “Risk Factors” beginning on page 4

, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Diagnostics’ financial statements and the notes thereto included in this prospectus. As used in this prospectus, references to “Arrayit” refer to Arrayit Corporation and references to “Diagnostics” refer to Arrayit Diagnostics, Inc.

About us

Arrayit Diagnostics, Inc. (“Diagnostics”) is a Nevada corporation located at 1950 Cinnamon Teal Dr, Redmond, Oregon 97756, Telephone: 916-599-3138. Diagnostics is presently a majority-owned subsidiary of Arrayit Corporation (“Arrayit”). Our business is based upon the completion of the human genome sequencing project. Genetic research is increasingly focused on identifying the variations of the specific genes in the genome. These variations are what define individual characteristics, including disease states or a statistical propensity for disease. The implications are far-reaching and impact not only the research community, but also the individual patients and the medical providers. Diagnostic tests that detect diseases very early in their progression will provide options for earlier treatments that may improve the patient’s quality of life and prognosis by delaying or preventing disease progression or even death. Medical providers will incur major cost savings by avoiding costly late stage disease treatments.

Relationship between Arrayit and Diagnostics before the spin-off

Diagnostics is a majority-owned subsidiary of Arrayit. After the spin-off, Diagnostics will be an independent public company, any relationship thereafter is limited to the terms of the Agreement and Plan of Distribution summarized below and Arrayit’s continuing business relationship. For a more detailed description of these relationships, see the section entitled “Relationship between Diagnostics and Arrayit following the Spin-Off.”

The spin-off

See “The Spin-Off,” beginning on page 22, for a more detailed description of the matters described below.

Reasons for the spin-off	See “The Spin-Off” describing in detail the spin-off, impact on price/market capitalization, spin-off ratio, results of the spin-off, reason for the prospectus and related considerations. No stockholder approval of the spin-off is required, and none is being sought. Neither Arrayit nor Diagnostics are asking you for a proxy.

Reason for furnishing this prospectus	We are furnishing this prospectus to provide information to holders of Arrayit who will be issued Diagnostics’ shares in the spin-off. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any of Diagnostics’ securities or those of Arrayit. The information contained in this prospectus is believed by us to be accurate as of the date set forth on its cover. Changes may occur after that date, and neither Diagnostics nor Arrayit are required to update the information except in the normal course of our public disclosure obligations and practices.

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Shares to be issued	Diagnostics will issue to all holders of Arrayit capital stock or the right to acquire capital stock on the effective date of the spin-off a pro rata distribution of 19,350,000 shares of our common stock based on the 64,655,424 issuable or issued and outstanding common shares of Arrayit.

Spin-off date	The spin-off date is expected to occur on or about January 15, 2013. Holders of record of Arrayit on the Record Date to be selected will become entitled to receive the our common shares as described above. In addition, their rights as holders of capital stock of Arrayit will continue.

Spin-off ratio	Pursuant to our common stock spin-off and associated distributions described above, there will be a dividend to Arrayit holders of our capital stock based on 1 for 3.34 outstanding options and warrants, common and preferred shares of Arrayit. In the case of anyone entitled to receive a fractional share, the number of our shares to be issued shall be rounded up the nearest higher whole number of shares.

Securities to be distributed	Based on the information available to us as of December 31, 2011, we believe that 28,027,934 shares of Arrayit common stock will be issued and outstanding on the Record Date. The exact number of shares of our common stock, to be received by Arrayit shareholders in connection with this spin-off will be determined based on the number of shares of Arrayit outstanding on the spin-off date.

Our transfer agent will mail an account statement to each registered holder stating the number of shares of our common stock credited to such holder’s account. After the distribution, such holders may request that their shares of our common stock be transferred to a brokerage or other account at any time without charge. For stockholders who own Arrayit shares through a broker or other nominee, their shares of our common stock will be credited to their account by the broker or other nominee.

Certain U.S. federal income tax consequences of the spin-off	The value of the Diagnostics shares received from the spin-off is taxable to the recipient as a dividend.

Secondary market

There is a limited public market for common shares of Arrayit and trades are reported by the OTC Bulletin Board., however, there is currently no public market for our common stock. Diagnostics intends to apply to qualify its common stock for quotation on the OTCBB or other secondary market for which it qualifies under a symbol yet to be determined. Diagnostics expects that quotation by OTCBB of our common stock will begin on the effective date of the spin-off.

We have not applied to register the shares in any state. An exemption from registration will be relied upon in the states where the shares are distributed and may only be traded in such jurisdictions after compliance with applicable securities laws. There can be no assurances that the shares will be eligible for sale or resale in such jurisdictions. We may apply to register the shares in several states for secondary trading; however we are under no requirement to do so. Rather, we anticipate that we will distribute restricted Diagnostics’ shares to holders of Arrayit common stock that reside in states which do not provide for an exemption from registration for this distribution.

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Relationship between Diagnostics and Arrayit following the spin-off	Diagnostics and Arrayit have entered into an Agreement and Plan of Distribution in connection with the spin-off. This agreement provides for completion of the spin-off, and will govern the relationship between Diagnostics and Arrayit after the spin-off. For a more detailed description of the agreement, see the section entitled “Relationship between Diagnostics and Arrayit Following the Spin-Off.”

The Equity Line See “The Equity Line” beginning on page 27, for a more detailed description of the matters described below.

Shares to be issued	This prospectus relates to the resale of up to 10,791,400 shares of our common stock by AEF Master SPV LP. AEF Master will acquire our common stock pursuant to the terms and conditions of the Investment Agreement.

The Investment Agreement	The Investment Agreement with AEF Master provides that AEF Master is committed to purchase from us, from time to time, up to $8,000,000 of our common stock over the course of 36 months. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. The amount that we are entitled to put in any one notice will be determined in accordance with a formula set forth in the Investment Agreement. Generally, in respect to each put, AEF Master will pay us a per share purchase price equal to 100% of the volume weighted average price, or VWAP, of our common stock during the 15 consecutive trading days immediately prior and five days after our put notice. The initial number of shares issuable by us and purchasable by AEF Master under the Investment Agreement is 8,000,000 shares.

Selling stockholder	AEF Master is the investor under the Investment Agreement. All investment decisions and control of AEF Master are made and held by its managing member. As a result, Mr. Robert C. Rhodes, the managing member of Rhodes Holdings, makes the investment decisions on behalf of and control American Equity Fund. American Equity Fund has informed us that it is an “underwriter” within the meaning of the Securities Act, and to the best of our knowledge, no other underwriter or person has been engaged to facilitate the sale of shares of the common stock in this offering.

Plan of distribution	AEF Master, as selling stockholder of our common stock and any of their donees, pledgees, transferees, assignees and other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. (See “Plan of Distribution”).

Dividend policy	Following this share distribution, neither Arrayit nor Diagnostics anticipate paying any dividends on their respective common stock in the foreseeable future.

No appraisal rights	Holders of Arrayit common or preferred shares have no dissenters’ rights or appraisal rights in connection with this distribution of our common shares.

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Transfer agent and registrar	VStock Transfer, LLC, 77 Spruce Street, Suite 201, Cedarhurst, New York 11516, is our stock transfer company and registrar. Phone: (212) 828-8436, Facsimile: (646) 536-3179.

Risk factors	See the section entitled “Risk Factors” beginning on page 4 for a discussion of some of the factors you should carefully consider in connection with this spin-off, including detailed risks related respectively to the spin-off proper, our common stock and our business.

SUMMARY FINANCIAL DATA

The Summary Financial Information, all of which has been derived from audited and unaudited financial statements included elsewhere in this prospectus, reflects the operations of Arrayit Diagnostics for its limited operating history as of and for the period from inception to June 30, 2012. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Consolidated Balance Sheets

For the Six Months Ended June 30, 2012 (unaudited) and Years Ended December 31, 2011 and 2010

	06/30/2012 (unaudited)	12/31/2011	12/31/ 2010
Total Assets	$24,339	$9,716	$32,807
Total Current Liabilities	$1,188,662	$1,075,194	$803,311
Total Stockholder's Equity (Deficit)	$(1,164,323)	$(1,065,478)	$(770,504)
Total Liabilities and Stockholder's Equity (Deficit)	$24,339	$9,716	$32,807

Consolidated Statement of Operations

For the Six Months Ended June 30, 2012 and 2011 (unaudited) and the Years Ended December 31, 2011 and 2010, and the Period from June 2, 2009 (Inception) to June 30, 2012 (unaudited)

	06/30/2012 (unaudited)	06/30/2011 (unaudited)	12/31/2011	12/31/2010	06/02/2009 (inception) to 06/30/2012 (unaudited)
Revenues	$-	$-	$-	$-	$-
Total Operating Expenses	$1,167,286	$157,107	$274,090	$631,361	$(2,458,379)
Operating Loss	$(1,167,286)	$(157,107)	$(274,090)	$(631,361)	$(2,458,379)
Interest Expense (Income)	$6,599	$14,900	$20,884	$49,804	$76,987
Net Loss Attributable to Non-Controlling Interest	$-	$3,604	$3,604	$61,694	$72,445
Loss Per Share	$(0.04)	$(0.01)	$(0.01)	$(0.03)
Weighted Average Shares Outstanding	30,659,435	24,875,611	25,111,890	24,508,356

RISK FACTORS

The securities offered herein are highly speculative. You should carefully consider the following risk factors and other information in this prospectus. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

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Our business is subject to many risk factors; including the following (references to “our,” “we,” “us,” “company” and words of similar meaning in these Risk Factors refer to Diagnostics):

The occurrence of any of the risks or uncertainties described below could significantly and adversely affect our business, prospects, financial condition and operating results. In any event, the trading price of Arrayit’s common stock (and Diagnostics, once the market expected to develop, occurs) could decline, and the investor could lose part or all of his investment.

Risks related to this offering and ownership of our common stock

The market price of our common stock is likely to be highly volatile and could fluctuate widely in response to various factors, many of which are beyond our control, including the following:

•	technological innovations or new products and services by us or our competitors;

•	additions or departures of key personnel;

•	limited availability of freely-tradable “unrestricted” shares of our common stock to satisfy purchase orders;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	industry developments;

•	we have issued warrants and options that may have a dilutive effect for our stockholders;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also significantly affect the market price of our common stock.

There may be a limited market for our securities and we may fail to qualify for an exchange listing. Although we plan on applying for listing of our common stock on the NYSE Amex or a different national exchange if we meet the qualifications, there can be no assurance that we will meet the qualifications or our initial listing application will be granted, when the required listing criteria will be met or when, or if, our application will be granted. Thereafter, there can be no assurance that trading of our common stock on such market will be sustained or desirable. At the present time, we do not qualify for certain of the initial listing requirements of the NYSE Amex or other national exchanges. In the event that our common stock fails to qualify for initial or continued inclusion, our common stock could thereafter only be quoted on the OTC Bulletin Board or in what are commonly referred to as the “pink sheets.” Under such circumstances, you may find it more difficult to dispose of, or to obtain accurate quotations, for our common stock, and our common stock would become substantially less attractive to certain purchasers, such as financial institutions, hedge funds, and large investors.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline. If our stockholders sell substantial amounts of our common stock in the public market, including shares covered by the registration statement of which this prospectus forms a part, upon the expiration of any regulatory holding period, under Rule 144, or issued upon the exercise of outstanding options or warrants, could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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We do not expect to pay dividends in the future. As a result, any return on investment may be limited to the value of our common stock. We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

We lack a significant operating history focusing on our current business strategy which you can use to evaluate us, making share ownership in our company risky. We lack a long standing operating history focusing on our current business strategy which you can use to evaluate our previous earnings. Therefore, ownership in Diagnostics is risky because we have no significant business history and it is hard to predict what the outcome of our business operations will be in the future.

Our quarterly results may fluctuate significantly. Failure to meet financial expectations may disappoint securities analysts or investors and result in a decline in our stock price. Our revenues and operating results may fluctuate significantly due in part to factors that are beyond our control and which we cannot predict. The timing of our customers’ orders may fluctuate from quarter to quarter. License revenue may also be unpredictable and may fluctuate due to the timing of payments of non-recurring licensing fees. Because our expenses are largely fixed in the short to medium term, any material shortfall in revenues may cause us to experience material losses.

Because of this difficulty in predicting future performance, our operating results may fall below our own expectations and the expectations of securities analysts or investors in some future quarter or quarters.

In addition to factors that affect the spending levels of our customers, additional factors could cause our operating results to fluctuate, including:

•	competition;

•	our inability to produce products in sufficient quantities and with appropriate quality;

•	the frequency of experiments conducted by our customers;

•	our customers’ inventory of products;

•	the receipt of relatively large orders with short lead times; and

•	our customers’ expectations as to how long it takes us to fill future orders.

Anti-takeover provisions could deter takeover attempts of Diagnostics and limit appreciation. Our articles of incorporation, bylaws and Nevada law contain provisions that may have the impact of delaying or precluding our acquisition without the approval of our board of directors. These provisions may limit the price that investors otherwise might be willing to pay in the future for shares of our common stock. In addition to any stockholder rights plan instituted in the future, these provisions include advance notice procedures for stockholder proposals and director nominations and a provision in our bylaws that does not afford stockholders the right to call a special meeting of stockholders. In addition, there are provisions of Nevada law that may also have the effect of precluding an acquisition of Diagnostics without the approval of our board of directors. For more information regarding these provisions, see the sections entitled “Description of Capital Sock—Anti-Takeover Effects of Certain Provisions of our Charter and bylaws.”

The market price and trading volume of our common stock may be volatile and may face negative pressure. Before the spin-off, there was a trading market for Arrayit’s common stock but not for the shares of our common stock. Arrayit’s common stock will continue to be traded publicly while our shares issued in the spin-off will trade publicly for the first time following the spin-off. Until and possibly even after, orderly trading markets develop for our stock, there may be significant fluctuations in price. Investors’ interest may not lead to a liquid trading market and the market price of our common stock may be volatile. This may result in short- or long-term negative pressure on the trading price of shares of our common stock—or that of Arrayit. The market price of our common stock may be volatile due to the risks and uncertainties described in this “Risk Factors” section, as well as other factors that may affect the market price, such as:

•     changes in general economic or market conditions or trends in the health care industry generally;

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•     changes in key personnel;

•     entry into new markets;

•     changes in operating performance and stock market valuations of other companies in the industry, including customers and suppliers;

•     investors’ perceptions of our prospects and the prospects of the health care industry;

•     fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;

•     price and volume fluctuations in the stock market at large which do not relate to our operating performance; and

•     comments by securities analysts or government officials, including those with regard to the viability or profitability of the biotechnology sector generally or with regard to our ability to meet market expectations.

The stock market has from time to time experienced extreme price and volume fluctuations that are unrelated to the operating performance of particular companies.

Furthermore, because our common stock is expected to be traded on the Over-The-Counter Bulletin Board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. Additionally, immediately after the effective date of the spin-off, we will have a limited number of shares in our public float, and as a result, there could be extreme fluctuations in the price of our common stock.

Further, because of the limited volume of our shares which trade and our limited public float, we believe that our stock prices (bid, ask and closing prices) will be entirely arbitrary, not related to the actual value of Diagnostics, and not reflect the actual value of our common stock (and in fact reflect a value that is much higher than the actual value of our common stock). Shareholders and potential investors in our common stock should exercise caution before making an investment in Diagnostics, and should not rely on the publicly quoted or traded stock prices in determining our common stock value, but should instead determine the value of our common stock based on the information contained in our public reports, industry information, and those business valuation methods commonly used to value private companies.

The market value of a share of our common stock received in the spin-off might be less than the market value of a share of Arrayit before the spin-off. If the spin-off is completed as currently contemplated, holders of Arrayit shares will, after the spin-off, hold common stock of both Arrayit and Diagnostics. Because the two companies will be independent of each other, thereafter, we cannot assure you that the public market for our common stock will be similar to the public market for that of Arrayit. Ultimately, the value of each share of our common stock will be principally determined in trading markets and could be influenced by many factors, including our operations, the growth and expansion of our business, investors’ expectations of our prospects, our credit worthiness, trends and uncertainties affecting the industries in which we compete, future issuances and repurchases of our common stock and general economic and other conditions. The market value of our common stock could be less than the market value before the spin-off or that of Arrayit’s market value added to that of Diagnostics. In addition, the trading price of our common stock may decline following the spin-off.

Investors may face significant restrictions on the resale of our common stock due to federal regulations of penny stocks. Our common stock will be subject to the requirements of Rule 15(g) 9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

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Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

In addition, various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

Failure to meet previously announced financial expectations could have an adverse impact on the market price of our common stock. Our ability to achieve announced financial targets is subject to a number of risks, uncertainties and other factors affecting its business and the health care industry generally, many of which are beyond our control. These factors may cause actual results to differ materially. We describe a number of these factors throughout this document, including in these Risk Factors. We cannot assure you that we will meet the targets when announced. If we are not able to meet these targets, it could harm the market price of our common stock.

Future sales of our stock could adversely affect our stock price and our ability to raise capital in the future. Sales of substantial amounts of our common stock could harm the market price of our stock. This also could harm our ability to raise capital in the future. The shares issued in the spin-off are freely tradable without restriction under the Securities Act of 1933 (the “Securities Act”) by persons other than “affiliates,” as defined under the Securities Act. Any sales of substantial amounts of our common stock in the public market, or the perception that those sales might occur, could harm the market price of our common stock.

Neither Diagnostics nor Arrayit will solicit the approval of its stockholders for the issuance of authorized but unissued shares of our common stock unless this approval is deemed advisable by our board of directors or is required by applicable law, regulation or any applicable stock exchange listing requirements. The issuance of those shares could dilute the value of our outstanding shares of common stock.

State securities laws may limit secondary trading that will restrict the states in which you can sell shares. Secondary trading in our common stock will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Risk factors relating to our business

We are a development stage company and have engaged only in organizational and regulatory compliance-related activities and have not realized any revenues from our operations. We may not currently have the capital required to execute our plan of operation. Therefore, we will require additional funding and/or a development partner in order to go forward. We cannot assure our investors that we will be able to raise the necessary capital or find the development partners necessary to launch our operations.

Acquisitions, investments or other strategic relationships or alliances, may consume significant resources. Acquisitions, investments and other strategic relationships and alliances, if pursued, may involve significant cash expenditures, debt incurrence, additional operating losses, and expenses that could have a material adverse effect on our financial condition and operating results. Acquisitions involve numerous other risks, including:

•	diversion of management time and attention from daily operations;

•	difficulties integrating acquired businesses, technologies and personnel into our business;

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•	inability to obtain required regulatory approvals and/or required financing on favorable terms;

•	entry into new markets in which we have little previous experience;

•	potential loss of key employees, key contractual relationships or key customers of acquired companies or of Diagnostics; and

•	assumption of the liabilities and exposure to unforeseen liabilities of acquired companies.

If these types of transactions are pursued, it may be difficult for us to complete these transactions quickly and to integrate these acquired operations efficiently into our current business operations. Any acquisitions, investments or other strategic relationships and alliances by Diagnostics may ultimately harm our business and financial condition. In addition, future acquisitions may not be as successful as originally anticipated and may result in impairment charges.

Principal stockholders will retain approximately 37% of our voting shares. Prior to the date of this prospectus, Arrayit owned approximately 60% of our shares. After the spin-off, individual officers, directors and shareholders of Arrayit will own 31% of our shares. (See “Security Ownership of Certain Beneficial Owners and Management.”). Upon completion of the spin-off, the principal stockholders’ and their affiliates’ total ownership shares in Diagnostics will permit them to retain approximately 37% of the shares. However, voting control of Diagnostics will remain with the present management of Diagnostics because John Howell owns the Series B Preferred Stock that casts the number of votes equal to the total votes of all other shareholders multiplied by two. As a result the holder or holders of the Series B Preferred Stock is entitled to two thirds of the voting power of Diagnostics. Consequently, John Howell will be able to effectively control the outcome on all matters submitted for a vote to our stockholders. Specifically, at least initially, Mr. Howell will be able to elect all of our directors. Such control by Mr. Howell may have the effect of discouraging certain types of transactions involving an actual or potential change of control, including transactions in which holders of shares might otherwise receive a premium for their shares over then current market prices.

We may require additional financing to implement our business plan and continue developing and marking our environmental compliance systems. We have not generated any revenues since our incorporation in June 2009. We currently believe that we will be able to continue our business operations for approximately the next three months with our current cash on hand. We anticipate the need for approximately $3,000,000 to $5,000,000 in additional funding to support the planned expansion of our operations over the next approximately 12 months. We may choose to raise additional funds in the future through sales of debt and/or equity securities to support our ongoing operations and for expansion. If we are unable to raise additional financing in the future, we may be forced to abandon or curtail our business plan, which would cause the value of our securities, if any, to decrease in value and/or become worthless.

Our auditors have expressed an opinion that there is substantial doubt about our ability to continue as a going concern. Our auditors have expressed an opinion that there is substantial doubt about our ability to continue as a going concern primarily because we had a net loss of $1,173,885 and $291,370 and cash used in operations of $78,871 and $0 for the six months ended June 30, 2012 and the year ended December 31, 2011, respectively. The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. The financial statements do not include any adjustments that might result from our inability to continue as a going concern. If we are unable to continue as a going concern, our securities will become worthless.

We may have difficulty obtaining future funding sources, if needed, and we may have to accept terms that would adversely affect shareholders. We will need to raise funds from additional financing. We have no commitments for any financing and any financing commitments may result in dilution to our existing stockholders. We may have difficulty obtaining additional funding, and we may have to accept terms that would adversely affect our stockholders. For example, the terms of any future financings may impose restrictions on our right to declare dividends or on the manner in which we conduct our business. Additionally, we may raise funding by issuing convertible notes, which if converted into shares of our common stock would dilute our then shareholders interests. Lending institutions or private investors may impose restrictions on a future decision by us to make capital expenditures, acquisitions or significant asset sales. If we are unable to raise additional funds, we may be forced to curtail or even abandon our business plan.

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We will need to make substantive changes to operate as an entity independent of Arrayit. We were incorporated in Nevada June 2, 2009, to operate as a business unit of Arrayit. However, following the spin-off, Arrayit will have no obligation (beyond that provided in the Agreement and Plan of Distribution) to provide financial, operational or organizational assistance to us. As a consequence, we may not be able to successfully implement the changes necessary to operate independently. We may also incur additional costs relating to operating independently that would cause its available funds to decline materially. We cannot assure that once we become a stand-alone company, we will be profitable.

Spin-off is taxable. The spin-off is taxable to the recipient, as with any dividend. However, since the taxability is dependent, in part, upon our earnings and profits, accumulated or during the current taxable year, it cannot be determined, at this time, whether and to what extent the dividend would be taxable to the recipient. For more information, see the section entitled “The Spin-Off—Certain U.S. Federal Income Tax Consequences of the Spin-Off.”

Because the spin-off is not a tax-free transaction, Arrayit is subject to tax as if it had sold our common stock in a taxable sale at fair market value and our initial public stockholders—the holders of Arrayit, who receive stock to be issued as a dividend in the spin-off will recognize a taxable dividend related to their Arrayit stock.

For a more detailed discussion, see the section entitled “Relationship between Diagnostics and Arrayit Following the Spin-Off—Agreement between Diagnostics and Arrayit Relating to the Spin-Off.”

Our accounting and management systems and resources may be inadequate. Our accounting and other management systems and resources may not be adequate to meet the financial reporting and other requirements to which we will be subject following the spin-off. If we are unable to achieve and maintain effective internal controls, our operating results and financial condition could be harmed.

Prior to the spin-off, we were not directly subject to reporting and other requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result of the spin-off, we will be directly subject to reporting and other obligations under the Exchange Act, including the requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). Sarbanes-Oxley’s reporting and other obligations will place significant demands on its management and administrative and operational resources, including accounting resources.

To comply with these requirements, we may need to upgrade our systems, including information technology, implement additional financial and management controls, reporting systems and procedures and hire additional legal, accounting and finance staff. If we are unable to upgrade our systems and procedures in a timely and effective fashion, we may not be able to comply with our financial reporting requirements and other rules that apply to public companies. In addition, if we are unable to conclude that our internal controls over financial reporting are effective, we could lose investor confidence in the accuracy and completeness of our financial reports. Any failure to achieve and maintain effective internal controls could harm our operating results and financial condition.

Our success will depend on our ability to retain our key managers and recruit additional employees. We will rely heavily on two knowledgeable and highly-skilled full-time employee managers, who are currently the full-time employee managers of Arrayit. Either or both of these key employees could leave us and so deprive us of the skill and knowledge essential for performance of our existing and new businesses. Our employees may have additional or different responsibilities following the spin-off as a result of the fact that we will be an independent public company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended and other rules and regulations of the SEC, including the Sarbanes-Oxley Act of 2002. If any of our key employees leave for any reason(s), it could harm our operating results and financial condition. Additionally, we cannot assure our investors that we will be able to offer prospective managers and other key employees’ competitive opportunities with the compensation and benefits packages necessary to attract talented and experienced people to fill key management, professional and technical positions.

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The spin-off agreements require us to assume liabilities and other terms that may be less favorable to registrant. We negotiated and entered into the spin-off agreements as a subsidiary of Arrayit. Had these agreements been negotiated with unaffiliated third parties, their terms might have been more favorable to us. These agreements require Diagnostics to assume and/or indemnify Arrayit for, among other things, all past, present and future liabilities related to our business. The allocation of assets and liabilities between Diagnostics and Arrayit may not reflect the allocation that would have been reached between two unaffiliated parties.

Risks relating to our organization

Our certificate of incorporation authorizes our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Limitations of liability; indemnification. Our articles of incorporation and bylaws contain provisions that limit the liability of directors for monetary damages and provides for indemnification of officers and directors under certain circumstances. Such provisions may discourage stockholders from bringing a lawsuit against directors for breaches of fiduciary duty and may also have the effect of reducing the likelihood of derivative litigation against directors and officers even though such action, if successful, might otherwise have benefited our stockholders. In addition, a stockholder’s investment in the company may be adversely affected to the extent that costs of settlement and damage awards against our officers or directors are paid by the company pursuant to such provisions.

If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, our current and potential stockholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock. Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and may in the future require our independent registered public accounting firm to annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting. The process of implementing and maintaining proper internal controls and complying with Section 404 is expensive and time consuming. We cannot be certain that we can attract and retain a sufficient number of independent directors that includes independent members of our audit committee and accomplish the other measures that ensure we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need may become more complex, and significantly more resources and independent officers and directors may be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for future listing on NYSE Amex or another national securities exchange, and the inability of registered broker-dealers to make a market in our common stock, which may reduce our stock price.

Because we became public by means of a spin-off, we may not be able to attract the attention of major brokerage firms. There may be risks associated with us becoming public through a spin-off. Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any public or private offerings on our behalf.

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Our growth will place significant strains on our resources. Our growth, if any, is expected to place a significant strain on our managerial, operational and financial resources. Furthermore, assuming we receive additional contracts, and obtains additional partners, we will be required to manage multiple relationships with other third parties. These requirements will be exacerbated in the event of further growth of the company or in the number of our contracts, partnerships and employees. There can be no assurance that our systems, procedures or controls will be adequate to support our operations or that we will be able to achieve the rapid execution necessary to successfully offer our services and continue our business plan. Our future operating results, if any, will also depend on our ability to add additional personnel commensurate with the growth of our business, if any. If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

Risks related to government regulation and litigation

We and our customers are subject to various government regulations, and we may incur significant expenses to comply with, and experience delays in our product commercialization as a result of, these regulations. The FDA must approve certain in-vitro diagnostic products before they can be marketed in the United States. Certain in-vitro diagnostic products must also be approved by the regulatory agencies of foreign governments or jurisdictions before the product can be sold outside the United States. Commercialization of our and our collaborative partners’ in-vitro diagnostic products outside of the research environment may depend upon successful completion of clinical trials. Clinical development is a long, expensive and uncertain process and we do not know whether we, or any of our collaborative partners, will be permitted to undertake clinical trials of any potential in-vitro diagnostic products. It may take us or our collaborative partners many years to complete any such testing, and failure can occur at any stage. Delays or rejections of potential products may be encountered based on changes in regulatory policy for product approval during the period of product development and regulatory agency review. Moreover, if and when our projects reach clinical trials, we, or our collaborative partners, may decide to discontinue development of any or all of these projects at any time for commercial, scientific or other reasons. Any of the foregoing matters could have a material adverse effect on our business, financial condition and results of operations.

Many of our products are labeled for research only. Even when a product is exempted from FDA clearance or approval, the FDA may impose restrictions as to the types of customers to which we can market and sell our products. Such restrictions may materially and adversely affect our business, financial condition and results of operations.

The FDA, the U.S. Department of Health and Human Services and foreign government regulators are increasingly focused on genetic analysis tools, including the use of arrays that are labeled for research use only by cytogenetics labs, including labs certified under the Clinical Laboratory Improvement Amendments (“CLIA”). We cannot predict the extent of the FDA’s future efforts in regulation and policies with respect to the sale and use of arrays for the development of assays by CLIA laboratories, which are referred to as laboratory developed tests (“LDTs”). If new regulations restrict our customers’ development of LDTs using our products labeled for research use only, or if we otherwise are required to obtain FDA premarket clearance or approval prior to commercializing these products, our ability to generate revenue from the sale of our products may be delayed or otherwise adversely affected. Moreover, our failure to comply with governmental rules and regulations related to our products could cause us to incur significant adverse publicity, subject us to investigations and notices of non-compliance or lead to fines or restrictions upon our ability to sell our products.

Medical device laws and regulations are also in effect in many countries, ranging from comprehensive device approval requirements to requests for product data or certifications. The number and scope of these requirements are increasing. We may not be able to obtain regulatory approvals in such countries or may incur significant costs in obtaining or maintaining our foreign regulatory approvals. In addition, the export by us of certain of our products which have not yet been cleared for domestic commercial distribution may be subject to FDA or other export restrictions.

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We may enter into agreements relating to the sale of our products to government entities and, as a result, we are subject to various statutes and regulations that apply to companies doing business with the government. A failure to comply with these regulations might result in suspension of these contracts or administrative penalties, and could have a material adverse effect on our ability to compete for future government grants, contracts and programs.

Healthcare reform and restrictions on reimbursements may limit our returns on molecular diagnostic products that we may develop with our collaborators. We are currently collaborating with our partners to develop diagnostic and therapeutic products. The ability of our collaborators to commercialize such products may depend, in part, on the extent to which reimbursement for the cost of these products will be available under U.S. and foreign regulations that govern reimbursement for clinical testing services by government authorities, private health insurers and other organizations. In the United States, third-party payer price resistance, the trend towards managed health care and legislative proposals to reform health care or government insurance programs could reduce prices for health care products and services, adversely affecting the profits of our customers and collaborative partners and reduce our future royalties.

Risks related to handling of hazardous materials and other regulations governing environmental safety. Our operations are subject to complex and stringent environmental, health, safety and other governmental laws and regulations that both public officials and private individuals may seek to enforce. Our activities that are subject to these regulations include, among other things, our use of hazardous materials and the generation, transportation and storage of waste. We could discover that we or an acquired business is not in material compliance. Existing laws and regulations may also be revised or reinterpreted, or new laws and regulations may become applicable to us, whether retroactively or prospectively, that may have a negative effect on our business and results of operations. It is also impossible to eliminate completely the risk of accidental environmental contamination or injury to individuals. In such an event, we could be liable for any damages that result, which could adversely affect our business.

We may be exposed to liability due to product defects. The risk of product liability claims is inherent in the testing, manufacturing, marketing and sale of human diagnostic and therapeutic products and we may be subjected to such claims. We may seek to acquire additional insurance for clinical or product liability risks. We may not be able to obtain such insurance or general product liability insurance on acceptable terms or in sufficient amounts. A product liability claim or recall could have a serious adverse effect on our business, financial condition and results of operations.

Ethical, legal and social concerns surrounding the use of genetic information could reduce demand for our products. Genetic testing has raised ethical issues regarding privacy and the appropriate uses of the resulting information. For these reasons, governmental authorities may call for limits on or regulation of the use of genetic testing or prohibit testing for genetic predisposition to certain conditions, particularly for those that have no known cure. Similarly, such concerns may lead individuals to refuse to use genetics tests even if permissible. Any of these scenarios could reduce the potential markets for our molecular diagnostic products, which could have a material adverse effect on our business, financial condition and results of operations.

Risks related to our intellectual property

We may be unable to effectively protect or enforce our intellectual property, which could harm our competitive position. Maintaining a strong patent position is critical to our business. Patent law relating to the scope of claims in the technology fields in which we operate is uncertain, so we cannot be assured the patent rights we have or may obtain will be valuable. Others have filed, and in the future are likely to file, patent applications that are similar or identical to ours or those of our licensors. To determine the priority of inventions, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office that could result in substantial costs in legal fees and could substantially affect the scope of our patent protection. We cannot be assured our patent applications will have priority over those filed by others. Also, our intellectual property may be subject to significant administrative and litigation proceedings such as opposition proceedings against our patents in Europe, Asia and other jurisdictions.

Legal actions to enforce our patent rights can be expensive and may involve the diversion of significant management time. In addition, these legal actions could be unsuccessful and could also result in the invalidation of our patents or a finding that they are unenforceable. We may or may not choose to pursue litigation or interferences against those that have infringed on our patents, or used them without authorization, due to the associated expense and time commitment of monitoring these activities. If we fail to protect or to enforce our intellectual property rights successfully, our competitive position could suffer, which could harm our results of operations.

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In addition to patent protection, we also rely upon copyright and trade secret protection, as well as non-disclosure agreements with our employees, consultants and third-parties, to protect our confidential and proprietary information. Such measures may not provide adequate protection for our proprietary information.

Litigation or other proceedings or third party claims of intellectual property infringement could require us to spend significant time and money and could prevent us from selling our products or services or impact our stock price. Third parties may in the future assert that we are employing their proprietary technology without authorization. In addition, we are aware of third-party patents that may relate to our technology.

As we enter new markets, we expect that competitors may claim that our products infringe their intellectual property rights as part of business strategies designed to impede our successful entry into those markets. In addition, third parties may have obtained, and may in the future obtain, patents allowing them to claim that the use of our technologies infringes these patents. We could incur substantial costs and divert the attention of our management and technical personnel in defending ourselves against any of these claims. Any adverse ruling or perception of an adverse ruling in defending ourselves against these claims could have a material adverse impact on our stock price, which may be disproportionate to the actual import of the ruling itself. Furthermore, parties making claims against us may be able to obtain injunctive or other relief, which could block our ability to develop, commercialize and sell products, and could result in the award of substantial damages against us. In the event of a successful claim of infringement against us, we may be required to pay damages and obtain one or more licenses from third parties, or be prohibited from selling certain products. In addition, we may be unable to obtain these licenses at a reasonable cost, if at all. We could therefore incur substantial costs related to royalty payments for licenses obtained from third parties, which could negatively affect our gross margins. In addition, we could encounter delays in product introductions while we attempt to develop alternative methods or products. Defense of any lawsuit or failure to obtain any of these licenses on favorable terms could prevent us from commercializing products, and the prohibition of sale of any of our products could materially affect our ability to grow and maintain profitability.

We will incur significant costs as a result of operating as a fully reporting company in connection with Section 404 of The Sarbanes Oxley Act, and our management is required to devote substantial time to compliance initiatives. We anticipate incurring significant legal, accounting and other expenses in connection with our status as a fully reporting public company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and new rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. In particular, Section 404 will require us to obtain a report from our independent registered public accounting firm attesting to the assessment made by management. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

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We have no history as a public company upon which you can assess our prospects and we are subject to the risks associated with any new public company.

As a result of our short history of operations as a public company, there is little historical information regarding our operations upon which you can base your investment decision. In addition, we are subject to all of the business risks and uncertainties associated with any newly public business enterprise.  Additionally, our management has limited experience operating a public company.  As such, our company may not be able to continue to meet its continued filing requirements and may be late in its periodic filings, which late filings may cause the company to be delisted from the Over-The-Counter Bulletin Board. If this were to happen, any investment in the company could become devalued or worthless.

DESCRIPTION OF BUSINESS

Arrayit Corporation

Arrayit Corporation owns 19,350,000 of our shares, which represents 60% of the 28,027,934 shares presently outstanding. Arrayit is a Nevada corporation that entered into the life sciences industry in 1996. Arrayit is a leading edge developer, manufacturer and marketer of next-generation life science tools and integrated systems for the large scale analysis of genetic variation, biological function and diagnostics. Using Arrayit’s proprietary technologies, the company provides a comprehensive line of products and services that currently serve the sequencing, genotyping, gene expression and protein analysis markets, and the company expects to enter the market for molecular diagnostics.

Arrayit is a leader in the health care and life sciences industries with its expertise in three key areas: the development and support of microarray tools and components, custom printing and analysis of microarrays for research, and the identification and development of diagnostic microarrays and tools for early detection of treatable disease states. As a result, Arrayit has provided tools and services to thousands of the leading genomic research centers, pharmaceutical companies, academic institutions, clinical research organizations, government agencies and biotechnology companies worldwide.

The company’s patented tools and trade secrets provide researchers around the world with the performance, throughput, cost effectiveness and flexibility necessary to perform the billions of genetic tests needed to extract valuable medical information. The company believes this information will enable researchers to correlate genetic variation and biological function, which will enhance drug discovery, drug development and clinical research, allowing diseases to be detected earlier and permitting better choices of drugs for individual patients.

Arrayit Diagnostics, Inc.

Strategic relationships and licensing arrangements. We have a license with Wayne State University (WSU) that provides for an exclusive right to use patented methods of discovery on a worldwide basis, which patented methods have led to discovery of unique biomarkers for ovarian cancer. These specific markers are included in this license. Additional work has been done related to prostate cancer using the licensed technology. The ovarian cancer and prostate cancer tests for diagnostics use will be marketed upon FDA approval. We are exploring strategic partnership opportunities for diagnostic tests with corporations that have a strong customer base, and a significant sales and marketing presence in the diagnostics industry worldwide.

The resulting diagnostic tests created by the patented methods are sophisticated microarray-based tests that measure the activation of the immune system in response to early stage tumor cell development. Serum is applied to the microarray to allow binding between proteomic biomarkers in the sample and capture agents on the microarray. The microarray is washed and scanned to produce a digital readout for each serum sample, and the data are quantified and analyzed in software to generate the test results. This technology will identify different tumor types and stages, the effectiveness of chemotherapies, biomarker profiles in breast cancer, prostate cancer and other epithelial cancers, the effectiveness of cancer drugs for treatment and prevention, and to benchmark existing tests including CA-125 and PSA.

Regulatory matters. We and our customers are subject to various government regulations, and we may incur significant expenses to comply with, and experience delays in our product commercialization as a result of, these regulations.

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The FDA must approve certain in-vitro diagnostic products before they can be marketed in the U.S. Certain in-vitro diagnostic products must also be approved by the regulatory agencies of foreign governments or jurisdictions before the product can be sold outside the U.S. Commercialization of our and our collaborative partners’ in-vitro diagnostic products outside of the research environment may depend upon successful completion of clinical trials. Clinical development is a long, expensive and uncertain process and we do not know whether we, or any of our collaborative partners, will be permitted to undertake clinical trials of any potential in-vitro diagnostic products. It may take us or our collaborative partners years to complete any such testing, and failure can occur at any stage. Delays or rejections of potential products may be encountered based on changes in regulatory policy for product approval during the period of product development and regulatory agency review. Moreover, if and when our projects reach clinical trials, we or our collaborative partners may decide to discontinue development of any or all of these projects at any time for commercial, scientific or other reasons. Any of the foregoing matters could have a material adverse effect on our business, financial condition and results of operations.

Our products may be labeled for research only. Even where a product is exempted from FDA clearance or approval, the FDA may impose restrictions as to the types of customers to which we can market and sell our products. Such restrictions may materially and adversely affect our business, financial condition and results of operations.

The FDA, the U.S. Department of Health and Human Services and foreign government regulators are increasingly focused on genetic analysis tools, including the use of arrays that are labeled for research use only by cytogenetics labs, including labs certified under the Clinical Laboratory Improvement Amendments (“CLIA”). We cannot predict the extent of the FDA’s future efforts in regulation and policies with respect to the sale and use of arrays for the development of assays by CLIA laboratories, which are referred to as laboratory developed tests (“LDTs”). If new regulations restrict our customers’ development of LDTs using our products labeled for research use only, or if we otherwise are required to obtain FDA premarket clearance or approval prior to commercializing these products, our ability to generate revenue from the sale of our products may be delayed or otherwise adversely affected. Moreover, our failure to comply with governmental rules and regulations related to our products could cause us to incur significant adverse publicity, or subject us to investigations and notices of non-compliance or lead to fines or restrictions upon our ability to sell our products.

Medical device laws and regulations are also in effect in many countries, ranging from comprehensive device approval requirements to requests for product data or certifications. The number and scope of these requirements are increasing. We may not be able to obtain regulatory approvals in such countries or may incur significant costs in obtaining or maintaining our foreign regulatory approvals. In addition, the export by us of certain of our products which have not yet been cleared for domestic commercial distribution may be subject to FDA or other export restrictions.

We may obtain agreements relating to the sale of our products to government entities and, as a result, we would be subject to various statutes and regulations that apply to companies doing business with the government. A failure to comply with these regulations might result in suspension of these contracts or administrative penalties, and could have a material adverse effect on our ability to compete for future government grants, contracts and programs.

Healthcare reform and restrictions on reimbursement. We are currently collaborating with our partners to develop diagnostic and therapeutic products. The ability of our collaborators to commercialize such products may depend, in part, on the extent to which reimbursement for the cost of these products will be available under U.S. and foreign regulations that govern reimbursement for clinical testing services by government authorities, private health insurers and other organizations. In the U.S., third-party payer price resistance, the trend towards managed health care and legislative proposals to reform health care or reduce government insurance programs could reduce prices for health care products and services adversely affect the profits of our customers and collaborative partners and reduce our future royalties.

Handling of hazardous materials and other regulations governing environmental safety. Our operations are subject to complex and stringent environmental, health, safety and other governmental laws and regulations that both public officials and private individuals may seek to enforce. Our activities that are subject to these regulations include, among other things, our use of hazardous materials and the generation, transportation and storage of waste. We could discover that we or an acquired business is not in material compliance. Existing laws and regulations may also be revised or reinterpreted, or new laws and regulations may become applicable to us, whether retroactively or prospectively, that may have a negative effect on our business and results of operations. It is also impossible to eliminate completely the risk of accidental environmental contamination or injury to individuals. In such an event, we could be liable for any damages that result, which could adversely affect our business.

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Our market opportunity. According to Quest Diagnostics, the largest clinical testing laboratory in the U.S., the laboratory testing market in the United States is a $50 billion dollar market that is 60% controlled by testing performed by hospital-based laboratories. The remaining portion of this market is divided between independent clinical laboratories (35%) and physician office laboratories (POLs) that perform 5% of overall testing. Within the independent clinical laboratory segment, Quest Diagnostics and LabCorp are the two largest national reference labs and control approximately $12.5 billion of this $17.5 billion market segment.

The remaining $5 billion is controlled by other national laboratories and smaller independent regional laboratories. Within this $50 billion market, most of the testing that is performed is for routine lab tests and anatomic pathology tests and services. However, recently there has been a dramatic increase in gene-based and esoteric testing. Esoteric tests include procedures in the areas of molecular diagnostics, protein chemistry, cellular immunology, and advanced microbiology. Commonly ordered esoteric tests include viral and bacterial detection tests, drug therapy monitoring tests, autoimmune panels, and complex cancer evaluations.

The growth of these specialized tests has been made possible through new molecular diagnostic technologies that make it possible to detect diseases earlier, utilize genetic testing for disease predisposition, and advance the use of personalized medicine, such as the tailoring of cancer therapies to those individuals most likely to respond. Esoteric tests typically require highly-skilled technical personnel and generally require more sophisticated technology, equipment or materials. As a result, esoteric tests are generally reimbursed at higher levels than routine tests.

This increase in specialized testing is evidenced by the shift in Quest Diagnostics’ esoteric testing revenues from less than 10% of total revenues to their current level of 20% over the past 9 years. In the case of LabCorp, the second largest clinical testing laboratory in the country, in 2009 esoteric testing accounted for 36% of their annual consolidated revenue, which they expect to grow to 40% within three to five years. In addition to Quest Diagnostics and LabCorp, there are approximately 60 commercial laboratories that control the independent clinical laboratory market segment in the United States. There are also approximately 300 genetic testing laboratories in the U.S., with 80% of them affiliated with academic institutions. As a result of these new trends, molecular diagnostic testing that supports personalized medicine is now the fastest growing segment within the overall laboratory testing market.

In addition to the laboratory testing market, there is another market that is comprised of diagnostic instrumentation and test kits that are marketed for the purpose of performing diagnostic testing on human samples, which normally uses blood, urine, or other body fluid specimens.

This market is referred to as the in vitro diagnostic (IVD) market and literally means “within the glass”, as in a test tube. A test that is performed in vitro is one that is done in glass or plastic vessels in the laboratory as opposed to in vivo, which is performed in a living organism. This combination of instrumentation and test kits is generally sold to reference laboratories, hospital clinical laboratories, state and national health testing facilities, and other laboratories that in turn perform the laboratory tests and provide results to physicians and their patients. According to a report published by PricewaterhouseCoopers titled Diagnostics 2009, the worldwide IVD market was $37 billion in 2007 and is expected to grow by 5% per annum to $50 billion in 2012. According to market research by Kalorama Information, the U.S. IVD market is the single largest diagnostics market in the world and represents 43% of the global IVD market. The largest IVD companies in the world are Roche, Abbott, Siemens, Johnson & Johnson (Ortho), Beckman Coulter, bio Mérieux, Inverness Medical, Bio-Rad, Sysmex, and Becton Dickenson.

All of these 10 companies have IVD sales exceeding $1 billion and collectively they represent approximately 85% of the total worldwide IVD market. The fastest growing segment within the IVD market is molecular diagnostics, which is expected to grow by 14% per annum and reach $5 billion in 2012. In the context of this PricewaterhouseCoopers market report, molecular diagnostics includes only those tests that analyze the DNA or RNA of an organism. However, molecular diagnostics is more often widely defined to include tests that analyze other types of molecules as well. In their report, PricewaterhouseCoopers goes on to state that besides the dramatic increase in molecular diagnostics, some of the biggest changes within the diagnostics industry will be the increased use of:

•     Early diagnostics. Diagnostic products permitting the detection of a disease at very early stages of its development thus giving more treatment options (e.g. early ovarian and lung cancer detection allowing surgery);

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•     Prognostics. Diagnostics that provide a prediction or estimate the risk of developing a particular condition based on phenotypic (e.g. transcriptomic, proteomic or metabolomic) parameters; or genomic (e.g. hereditary or gene based) characteristics;

•     Companion diagnostics: Diagnostic products to evaluate an individual patient’s likelihood of benefiting from a particular therapeutic or risk of suffering certain adverse events from a particular therapeutic. Companion diagnostics represent a greater integration between diagnostics and therapeutics;

•     Screening tests. Diagnostics performed on people prior to a clinical manifestation of disease – this contrasts with most other medical checks, which are performed when symptoms are already available. Screening typically involves testing a target population for a particular condition as part of a public health strategy; and

•     Pharmacogenomic tests. Examine the influence of genetic variation on drug response in patients by correlating gene expression or single nucleotide polymorphisms (SNPs) with a drug’s efficacy or toxicity. The aim of pharmacogenomics is to take into account a patient’s genotype to optimize drug therapy, i.e. to maximize efficacy while minimizing adverse effects;

There are a number of key trends that are having a significant impact on the clinical testing business and represent opportunities for companies that can develop novel diagnostic tests. Clinical laboratory testing is an essential healthcare service and is being favorably impacted by the following:

•     Demographics. The growing and aging population is increasing the demand for clinical testing;

•     Increased testing. Physicians are increasingly relying on diagnostic testing to help identify disease risk, detect the symptoms of disease earlier, aid in the choice of therapeutic regimen, and monitor patient compliance and to evaluate treatment results;

•     Advances in science and technology. Recent medical advances have allowed earlier diagnosis and treatment of diseases and continuing research and development in the area of genomics is expected to yield new, more sophisticated and specialized diagnostic tests. These advances also are spurring interest in, and demand for, personalized or tailored medicine; and

•     Prevention and wellness. There is an increased awareness of the benefits of preventative medicine and wellness. Consumers, employers, health plans, and government agencies are increasingly focusing on detecting diseases earlier and providing preventative care that helps avoid disease.

As a result of these significant changes in the laboratory testing and IVD markets, it is evident that there is a significant commercial opportunity for companies that provide products or services that address the new needs of the evolving diagnostics marketplace. This is the market opportunity that Arrayit Diagnostics is addressing through its introduction of diagnostics tests that use patented, patent-pending, and proprietary technology to improve health and reduce the overall cost of healthcare through early detection, prevention, and treatment.

Our solution and strategy

Our solution is to utilize the technology that we have exclusively licensed from WSU to exploit the new opportunities that are evolving in the diagnostics industry. We were created to specifically commercialize microarray-based diagnostic tests and services that are focused on early detection and pre-symptomatic screening. These new tests are based on patented and proprietary technology that is well-suited to be run in a central laboratory utilizing samples that are collected by healthcare providers and sent to our authorized CLIA-certified testing facility for processing.

This approach is similar to the business model that Myriad Genetics, Inc. (Revenues: $470.45 million; market cap: $1.98 billion; NASDAQ:MYGN) has utilized with the seven tests that it markets that determine predisposition to hereditary breast cancer, ovarian cancer, colon cancer, endometrial cancer and melanoma skin cancer. However, whereas Myriad Genetics determines a predisposition to a particular disease, we will market diagnostic tests that can be used to screen for the actual disease itself, in most cases before any symptoms have been observed.

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To achieve this goal of commercializing new diagnostic opportunities, we are leveraging off the strategic relationships that have been established with organizations such as Wayne State University and others to develop unique and high value-added diagnostic tests.

Although the initial focus of Diagnostics is an ovarian cancer and a prostate cancer test, we will explore opportunities for other microarray-based diagnostic tests, including pre-symptomatic screening tests for Parkinson’s disease, Alzheimer’s disease, and other applications that allow early detection. We will also explore companion diagnostic opportunities for pharmaceuticals such as Plavix®, the world’s leading anti-clotting medication that is manufactured by Bristol-Myers Squibb in conjunction with Sanofi-Aventis Pharmaceuticals.

With the completion of the human genome sequencing project, genetic research has increased its focus on identifying the variations of the specific genes in the genome. These variations are what define individual characteristics, including disease states or a statistical propensity for disease.

The implications are far-reaching and impact not only the research community, but also individual patients and medical providers. Diagnostic tests that detect diseases very early in their progression will provide options for earlier treatments that may improve the patient’s quality of life and prognosis by delaying or preventing disease progression or even death. Medical providers will incur major cost savings by avoiding costly late stage disease treatments.

As a result of a Technology Transfer Agreement dated July 18, 2009, we have exclusive license rights to all of the trade secrets and protocols, developed by Arrayit, required for the sale and use of the ovarian cancer test. We have collaborated with others to accomplish the opportunity for the following:

•     Microarray expertise. The future success of Diagnostics is made possible by leveraging our ability to continually innovate and develop sophisticated microarray based diagnostic products. We rely on the identification of biomarkers and the ability to commercialize them by utilizing a microarray delivery technology. The microarrays manufactured for our tests are considered to be the best in the industry and are 99% pure (versus 70% for competitors) and are the most sensitive on the market.

•     Growing menu of screening tests. Our ovarian cancer test will set the standard for early detection and pre-symptomatic screening utilizing a microarray based diagnostic test. We expect to expand this menu of tests to provide other early detection tests for key diseases where adequate diagnostic screening tests do not exist and where early detection can save lives and improve quality of life, such as Parkinson’s disease, Alzheimer’s disease, prostate cancer, and other diseases and medical conditions. We expect that other cancer tests, neurological assays, and areas such as allergy and food intolerance testing will benefit from the efficient patient screening model that are utilized in our tests. Additional markets for consideration that will also benefit from screening tests using our licensed technology are blood typing, parentage testing, forensics, human leukocyte antigen (HLA) analysis, infectious disease diagnosis, food testing, crop testing, and anti-terrorism analysis.

•     Ability to leverage strategic relationships. We expect that the relationships that have been established with the Centers for Disease Control (CDC), Sandia Laboratories, Johns Hopkins University School of Medicine, the U.S. Department of Agriculture (USDA), MD Anderson Cancer Center, The Parkinson’s Institute, MIT, Stanford University, the NIH, and other prestigious institutions, organizations, and companies around the world will benefit us immensely as we strive to create a world-class diagnostic testing company. We believe that our relationships will allow us to license biomarkers discoveries from these and other research facilities that have the potential to create innovative diagnostic tests. Similar to our relationship with Wayne State University, and the worldwide exclusive licensing and sponsored research agreements that we put in place with them, we believe additional novel diagnostic tests can be developed based on licensing of biomarkers discovered by our academic and scientific collaborators.

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Ovarian cancer

Background. As reported by Dr. W. J. Allard from Medivice Consulting and Dr. R. G. Moore from Women’s and Infants’ Hospital at Brown University, ovarian cancer is diagnosed annually in more than 200,000 women worldwide, with the greatest incidence in the U.S. and Northern Europe, and lowest incidence in Africa and Asia. Ovarian cancer is the fifth leading cause of cancer death worldwide and is responsible for 5% of all cancer deaths in women. The American Cancer Society estimates that 21,650 women were diagnosed with ovarian cancer in the US in 2008 and about 15,520 women in the US die every year from the disease. Mammography and cervical cancer screening with Pap smears have led to a shift in the diagnosis of breast and cervical cancer to earlier stages and to pre-invasive disease that are fundamentally curable, leading to a decrease in mortality for these cancers. However, no such tools are available for early detection of ovarian cancer. While the serum CA 125 blood test is effective for monitoring women with ovarian cancer for progression or recurrence, the sensitivity and specificity are both approximately 50%, which is too low for effective screening. Although early detection strategies have not proven successful so far, novel approaches to patient management using biomarkers and statistical algorithms have been suggested. This unmet medical need to improve survival for women with ovarian cancer through better screening strategies will be addressed by our ovarian cancer test.

Current testing methods. As summarized by the Ovarian Cancer Research Fund (OCRF), ovarian cancer is currently diagnosed using the following methods:

•     A vaginal-rectal pelvic examination (also called a bimanual exam): This exam allows the ovaries to be examined from many sides. It is recommended that every woman should undergo a rectal and vaginal pelvic examination at her annual checkup with her gynecologist.

•     Transvaginal Ultrasound: This test uses sound waves to create a picture of the ovaries, and can often reveal if there are masses or irregularities on the surface of the ovaries. It cannot determine if a woman has cancer, but it can show characteristics that give different levels of suspicion.

•     CA 125 blood test: This test measures the level of a substance in the blood that may increase when a cancerous tumor is present. This protein is produced by ovarian cancer cells and is elevated in more than 80% of women with advanced ovarian cancers and 50% of those with early-stage cancers. Because CA 125 misses half of early cancers and can be elevated by benign conditions, the National Cancer Institute (NCI) does not endorse using it to screen women at ordinary risk or in the general population.

We believe it important that none of these tests are definitive when used on their own. They are most effective when used in combination with each other. The only way to confirm the presence of ovarian cancer suspected by the above tests is through a surgical biopsy of the tumor tissue.

Our ovarian cancer strategy

Overview. In response to this unmet medical need and unprecedented diagnostic market opportunity, Arrayit initiated an ovarian cancer program in the year 2000, to create a microarray platform that would enable early stage pre-symptomatic screening of ovarian cancer. The goal of this program was to develop a definitive screen that would become the standard of care in the industry. To facilitate this program, Arrayit equipped the laboratory of Michael Tainsky, Ph.D., the director of molecular biology and genetics at Karmanos Cancer Institute and professor of pathology at Wayne State University's School of Medicine with the Arrayit platform to enhance critical basic research in molecular oncology. Over the past 10 years, Dr. Tainsky’s laboratory has performed important basic research in the area of ovarian and other cancers and his laboratory filed early diagnostics patents. Additionally, an exclusive worldwide license with WSU was signed that grants us exclusive worldwide rights to develop and commercialize a novel microarray-based diagnostic test on a planar surface using biomarkers developed by Professors Michael Tainsky of the School of Medicine and Sorin Draghici of the College of Liberal Arts and Sciences, and Madhumita Chatterjee, research associate in the School of Medicine.

The ovarian cancer market. Historically, the laboratory test that physicians have utilized to assist in managing ovarian cancer has been the CA 125 test. CA (Cancer Antigen) 125 is not approved by the Food and Drug Administration as a diagnostic screening assay, but only an aid in monitoring response to therapy for patients with epithelial ovarian cancer. CA 125 may also be elevated in other cancers and benign conditions such as endometriosis. Its role in the early diagnosis of ovarian cancer is therefore controversial, and it is probably more useful for monitoring patients for recurrence. The FDA restricts the indicated use of CA 125 because it has high rates of false positive results in a normal population and high rates of false negative results in women with cancer. Although doctors now use the CA 125 test to check for ovarian cancer, this assay uses a single biomarker and generally only finds the disease in its later stages. The CA 125 test is an immunoassay test that is routinely offered by clinical laboratories as part of their test menu of tests and services. HealthLinx Limited, an Australian biomarker and diagnostic firm that launched its OvPlex™ test in the UK in early 2010, stated in a March 2010 press release that over 8 million CA 125 tests are performed in the U.S. annually. Laboratories routinely charge about $125 for the CA 125. As an example, the Mayo Clinic charges $147.10 for CA 125 at their Mayo Medical Laboratories in Rochester, Minnesota. Assuming an average price of $125 and 8 million tests performed annually, the total U.S. market for limited-use ovarian cancer diagnostic tests is estimated to be $1 billion

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A diagnostic procedure that is often used in conjunction with CA 125 testing is the transvaginal ultrasound (TVU), also known as an endovaginal ultrasound, and involves the use of sound waves to delineate internal structures with a transducer placed in the vagina. Transvaginal ultrasound imaging is recommended for ovarian cancer screening in asymptomatic women at high risk for developing ovarian cancer. Women considered at high risk are those with a strong family history of either ovarian or breast cancer (two or more first-degree relatives have or had the disease). Current recommendations suggest that high risk patients should begin TVU and CA 125 screening five years prior to the earliest age of onset of the disease in their family. After initial screening, it is recommended that this be followed by an annual CA 125 measurement and a TVU every two years. According to the New Choice Health website, the national average price for a TVU is currently $525. Therefore, if TVU and CA 125 are run together for high risk patients, the resulting cost is approximately $650. This pricing level further supports the basis that the $583 price per test to the patient for each ovarian cancer test is more cost effective.

The ovarian cancer marketing strategy. Consistent with the business model of Diagnostics to partner with companies with an established presence, a definitive agreement to transfer a portion of the intellectual property related to the WSU patent was entered into with Yarra Dx, Inc. Yarra is led by an ovarian cancer survivor who has established an extensive network of business leaders with the capabilities to greatly expand the scope of the market for Ovarian Cancer test in the medical communities as well as financial markets. This allows us to apply our resources to the development of prostate cancer, a much larger market.

Prostate cancer

Incident frequency in U.S. As reported by the American Cancer Society, an estimated 240,890 new cases of prostate cancer were reported in the US in 2011. Prostate cancer is the most frequently reported cancer in men. With an estimated 33,720 deaths in 2011, it is the second leading cause of cancer death in men. In early stages of development prostate cancer has no clear symptoms, but if detected early the survival rate approaches 100%.

Current testing methods. Prostate cancer is currently diagnosed using the following methods:

•      A rectal digital exam: This exam allows the prostate to be examined for abnormalities by touch.

•      Transrectal ultrasound: This test uses sound waves to create a picture of the prostate, and can reveal surface irregularities. It can not determine if a man has cancer, but it can show characteristics that give different levels of suspicion.

•      PSA blood test: This test measures the level of a substance in the blood that may increase when a cancerous tumor is present. This protein is produced by prostate cancer cells. However, this protein is not always elevated with the presence of cancer and is sometimes elevated in the absence of cancer.

None of these tests are definitive when used on their own. The only way to confirm the presence of prostate cancer suspected by the above tests is through a surgical biopsy of the tumor tissue.

Our prostate cancer strategy. The exclusive rights to the WSU patents apply equally to prostate cancer as to ovarian cancer. The objective is to pursue the further development of a pre-symptomatic prostate cancer test as permitted by the patents.

The prostate cancer market. The laboratory test that physicians have utilized to assist in managing prostate cancer has been the PSA test (prostate specific antigen). PSA is present in all men but can be elevated with the occurrence of prostate cancer. The problem is that PSA can also be elevated by other benign conditions. The incidence of false positive results is about 70%, leading to unnecessary treatment, with potentially debilitating side effects. There are currently about 20 million PSA tests administered annually in the US.

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Prostate Cancer Test (PCT); advertising, marketing, and sales. Our initial sales and marketing efforts will be based on a national awareness campaign that can utilize the extensive contact base that has been developed to date. This will include press releases to all major news outlets, direct mail campaigns, relevant articles to diagnostic, biotechnology and genomic web-based outlets, major trade publications, e-mail newsletters, and scientific trade shows. We will expand its website to offer easy access to patients and their caregivers as well as healthcare providers interested in the PCT test and other future diagnostic tests.

This expanded website will allow patients and caregivers access to extensive patient information regarding Diagnostics; the diagnostic tests offered by us; how to order a test and assistance in locating a doctor that prescribes our tests; links to relevant support groups, foundations, and associations related to the different disease state tests; and information and web links that provides assistance with insurance related issues. Healthcare providers will have access to technical information and clinical data relating to our tests; information about us; access to information appropriate for their patients; and how to order a test.

We expect to develop key strategic relationships with select clinical reference laboratories, genetic testing laboratories, HMO organizations, and other strategic partners to obtain maximum market share. We will assist our strategic partners with a small direct sales force in the United States, where the primary focus will be commercializing the PCT test in the men’s health marketplace. In addition to facilitating the expansion of the number of healthcare providers that recommend and prescribe the PCT test and other future diagnostic tests, we and our strategic partners will manage attendance at health fairs, contact regional laboratories that are candidates to refer testing to us and our partners, and visit individual healthcare providers, giving preference to large group obstetrics and gynecology practices and other groups dealing with women’s health issues.

All sales and marketing activities are initially focused on the U.S. market where we have a direct presence and sales force representation.

The market. According to PricewaterhouseCoopers publication Diagnostics 2009, the global IVD market size of the IVD industry is $37 billion. A market research report by Kalorama Information, states that the U.S. IVD market is the single largest diagnostics market in the world and represents 43% of the global IVD market. According to a December 15, 2009 press release by EDMA, the European Diagnostic Manufacturers Association, the 27 countries that make up the EU had a total IVD market of $12 billion in 2008 and therefore represents 32% of the global IVD market. According to EDMA, the five largest markets in Europe are Germany, France, Italy, Spain, and the UK and collectively they represent approximately 76% of the total IVD market in the 27 country EU database. We have not included any international sales in the forecast assumptions or projections, although the Company will be exploring appropriate strategic alliances that will allow it to participate in these markets as well.

These potential strategic partners include reference laboratories active in these markets, such as Sonic HealthCare that currently has laboratory operations in Germany, Ireland, Belgium, Switzerland, and the UK. Preference will be given strategic alliances with companies located in the five largest European markets referenced above, which according to EDMA data each represent 7, 6, 5, 4, and 2 percent of the global IVD market respectively. Collectively, these five countries represent approximately 24% of the global IVD market or slightly more than half of the total IVD market in the United States.

Employees. At December 31, 2011, we had one full time employee, and agreements with four consultants. We had no part-time employees. None of our employees are covered by a collective bargaining agreement with a union. We consider our relationship with our employees to be good.

Properties. Our corporate offices are located at 1950 Cinnamon Teal Drive, Redmond, Oregon. The temporary corporate headquarters cover 500 square feet and has zero rent until October 1, 2013.

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THE SPIN-OFF

Description of the spin-off

Nineteen million three hundred fifty thousand (19,350,000) shares of our common stock will be distributed by Arrayit to its shareholders (the “Distribution”) as of the “Record Date”. The Record Date will be established when this registration statement is deemed effective. As a result, each holder of record, on the Record Date to be selected, of: (i) Arrayit common stock, (ii) Arrayit convertible preferred stock; and (iii) options or warrants to purchase Arrayit common stock will receive one share of our common stock for every 3.34 shares of: (i) Arrayit common stock, (ii) Arrayit common stock issuable upon conversion of convertible preferred stock; and (iii) Arrayit common stock issuable upon exercise of options or warrants to purchase common stock..

The spin-off is expected to be effective as of 11 AM, Washington time, on the spin-off date estimated to occur on or about January 15, 2013. (Because certain regulatory filings and notices must be made with regard to this spinoff, the Record Date and spin-off date are not precisely knowable). To receive our common stock, you must be a holder of record of Arrayit common stock, convertible preferred stock or warrants to purchase common stock at the close of business on the Record Date to be selected.

The Distribution is expected to be effected as soon as practicable after the date the registration statement, of which this prospectus is a part, is declared effective. The shares of our common stock will be distributed electronically to the Arrayit stockholders on that date or as soon thereafter as practicable. No fractional shares of our common stock will be issued.

Reasons for the spin-off

We are presently (prior to the spin-off as contemplated herein) a majority-owned subsidiary of Arrayit. We want a new and independent price and capital structure as we move to the OTCBB and become a reporting company, and Arrayit desires to remain an independent publicly reporting and trading entity pursuing its separate business plan.

On December 14, 2011, Arrayit’s board of directors approved the spin-off of Diagnostics into an independent publicly reporting and trading company. The reasons for the spin-off consist principally of the following, all of which are supported by both Diagnostics and Arrayit and their respective management and board of directors.

Impact on price and market capitalization. Arrayit management (and our management concurs) is hereby registering and issuing as a dividend to Arrayit shareholders its ownership interest in us. Management believes that the result of the restructuring will be (i) the operations of Diagnostics are expected to be in an entity trading at a higher price without damaging the market capitalization of Arrayit, and (ii) that Arrayit shareholders should have greater value in owning two separate stocks as Arrayit shareholders will still own all of their Arrayit shares, and Arrayit will remain a reporting, publicly trading company (See “Risk Factors”). In any event, the stock price of Diagnostics may or may not exceed that of Arrayit and, following the spin-off, the combined market value of a shareholder’s stock in Diagnostics and Arrayit may or may not exceed or even equal the current or pre-spin-off market value of their Arrayit stock.

It is possible that the following the spin-off, the combined market value of a shareholder’s stock in Diagnostics and Arrayit will be less than the current or pre-spin-off market value of their Arrayit stock. By way of example, if a current Arrayit common shareholder has 1 million shares and the current price is $0.14 per share, then the theoretical market value of this shareholder’s position is $140,000 (1,000,000 Arrayit shares times $0.14). Pursuant to the spin-off, this shareholder will receive approximately 346,000 shares of our common stock, while retaining the 1 million Arrayit common shares. If, for example, following the spin-off, the Arrayit stock price decreases from the current fourteen cents per share to $.10 per share and our common stock price does not increase to $.04 per share, but instead reaches $.01 per share, then the shareholder’s combined holdings would be worth only $103,460 (1,000,000 Arrayit shares times $.10, or $100,000, plus 346,000 Diagnostics’ shares times $.01, or $3,460).

Enable Arrayit and Diagnostics to use stock more efficiently as an acquisition currency. Our ability to expand through selective acquisitions and partnerships is expected to be important to each company’s continued success. Management believes the spin-off will enable each company to use its own stock more effectively as currency in acquiring, merging and otherwise making strategic investments in or partnering with other companies. We believe we are generally a less desirable acquisition currency due to being a majority owned subsidiary of Arrayit and, specifically, to potential investor’s concerns about holding shares that have no direct claim against its assets and no direct voting rights concerning its governance. As a subsidiary of Arrayit, we have no control over our destiny. As a result of the spinoff, we will control our own destiny. Our shareholders will have a direct claim against our assets (versus indirectly as a shareholder of our parent, Arrayit) and direct voting rights concerning our governance. For these reasons, we expect that, after the spin-off, we will have greater autonomy and control over the use of our equity than we have as a business unit of Arrayit. For more information regarding these limitations, see the section entitled “Relationship between Diagnostics and Arrayit Following the Spin-Off—Agreement between Diagnostics and Arrayit Relating to the Spin-Off.”

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Eliminate some impediments that could discourage a change of control and the payment of a premium for Diagnostics and/or Arrayit shares. The existence of two separate businesses and two classes of common stock with variable votes per share could present complexities that could, in certain circumstances, pose obstacles, financial or otherwise, to an acquiring person, thereby potentially discouraging some change of control transactions. As a result of the spin-off, these complexities and obstacles will be eliminated for both Arrayit and Diagnostics.

Enhance stockholder influence on the outcome of stockholder voting. Under the current structure, holders of Arrayit have absolute voting power over our outstanding common stock. Except in limited circumstances requiring separate class voting, this disproportionate voting power affords holders of Arrayit the ability to control the outcome of stockholder votes - even if the matter involved a divergence or conflict of the interests of the holders of the stock of Diagnostics and Arrayit. The spin-off will vest in our shareholders all of the voting rights associated with our common stock and, as a result, afford our holders enhanced influence over the outcome of our stockholder voting.

Taxable event and related considerations

The Arrayit board of directors considered other factors relating to the spin-off, including the expectation that the spin-off will not qualify as a tax-free exchange for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code and will eliminate risk not directly associated with our business. The Arrayit board of directors also considered other potential risks and consequences to Diagnostics and Arrayit associated with the spin-off, including those relating to us that are described in “Risk Factors—Risk Factors Relating to the Spin-Off,” but believed that the considerations described above outweighed those risks. Our shareholders are urged to read all of the Risk Factors described in this prospectus.

The restructuring; spin-off ratio

The spin-off is expected to be effective at 11 AM, Washington time, on the spin-off date, estimated to occur on or about January 15, 2012. The spin-off will be affected through an initial stock dividend by us to Arrayit, based on a 1 for 3.34 ratio on outstanding capital stock of Arrayit. Those Diagnostics’ shares will then be issued on a pro rata basis to all Arrayit shareholders. Specifically, each holder of record of Arrayit at the close of business on the Record Date will receive on the spin-off date one share of our common stock for every 3.34 shares of Arrayit held by such Arrayit shareholder. The Record Date will be established when this S-1 is deemed effective.

Arrayit is not seeking stockholder approval of the spin-off, and holders of Arrayit have no appraisal rights in connections with the spin-off from and after the spin-off date.

To be entitled to receive shares of our common stock in the dividend, holders of Arrayit must be stockholders at the close of business on the Record Date. The Record Date will be established when the registration statement of which this prospectus is a part is deemed effective.

Distribution of the spin-off shares

As part of the spin-off, we will be adopting a book-entry share transfer and registration system for our common and preferred stock. Instead of receiving physical share certificates, registered holders who currently hold certificates representing Arrayit will receive, for every 3.34 shares of Arrayit held on the spin-off date, one share of our common or preferred stock credited to book-entry accounts established for them by our transfer agent and a pro rata share of our common or preferred shares.

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Our transfer agent will mail an account statement to each registered holder stating the number of shares of our common stock credited to such holder’s account. After the distribution, holders may request that their shares of Diagnostics’ common stock be transferred to a brokerage or other account at any time without charge. For stockholders who own Arrayit shares through a broker or other nominee, their shares of our common stock will be credited to their account by the broker or other nominee.

From and after the spin-off date, holders of Arrayit will become holders of our common stock, and their rights as holders of Arrayit will continue.

John Howell, President of Diagnostics, has been appointed to respond to any shareholder questions about the spin-off. Questions and requests for assistance and additional copies of this prospectus should be directed to Mr. Howell at 916-599-3138.

Results of the spin-off

Upon completion of the spin-off, we will be an independent public company, owning and operating the businesses that currently constitute the business of Diagnostics, and Arrayit will continue its present operations. For a discussion of the post spin-off businesses of Diagnostics, see the section entitled “Arrayit and Diagnostics.” Immediately after the spin-off, we expect we will have approximately 400 beneficial owners of shares of our common stock and 32,205 million shares of common stock outstanding plus additional shares issued to round up each holder to the next highest whole share.

Listing and trading of diagnostics’ common stock

We intend to apply to the OTCBB to quote our common stock. We cannot assure investors as to the price at which our common stock (or that of Arrayit) will trade. The trading prices of our common stock after the spin-off may be less than, equal to, or greater than the trading price of the Arrayit stock before (or after) the spin-off. Shares of our common stock issued in the spin-off will be freely transferable, except for shares received by those who may have a special relationship or are affiliates. Those who may be considered our affiliates after the spin-off generally include individuals or entities that control, are controlled by, or are under common control with Diagnostics. This may include some or all of Diagnostics and Arrayit’s officers and directors. Persons who are our affiliates will be permitted to sell their shares only pursuant to an effective Registration Statement under the Securities Act of 1933, as amended, and/or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Rule 144 hereunder specifically including the permitted number of shares. For more information on trading in shares of our common stock, see the section entitled “Shares Eligible for Future Sales.”

Reason for furnishing this prospectus

We are furnishing this prospectus to provide information to holders of Arrayit who will be issued our shares in the spin-off. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any of our securities or those of Arrayit. The information contained in this prospectus is believed by us to be accurate as of the date set forth on its cover. Changes may occur after that date, and neither we nor Arrayit are required to update the information except in the normal course of our public disclosure obligations and practices.

Expenses

The expenses of the spin-off are estimated to be approximately $82,500. These expenses will be borne by us prior to and after the spin-off.

Accounting consequences of the spin-off

Following the spin-off, we will account for our assets and liabilities based on the historical values at which they were carried immediately prior to the spin-off. The financial statements attached to this prospectus include the historical financial information for Diagnostics and the capital structure, and will not change as a result of the spin-off.

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Certain U.S. federal income tax consequences of the spin-off

The following is a summary of certain material U.S. federal income tax consequences relating to the spin-off. The summary is based on the Internal Revenue Code, the Treasury regulations promulgated there under, and interpretations of the Internal Revenue Code and Treasury regulations by the courts and the Internal Revenue Service, all as they exist as of the date of this document and all of which are subject to change at any time, possibly with retroactive effect.

We have not requested nor do we intend to request a ruling from the Internal Revenue Service or an opinion of tax counsel as to the federal income tax consequences of the Spin-Off. However, based on the facts of the proposed transaction, it is the opinion of our management that the transaction will not qualify as a tax free spin off under Section 355 of the Internal Revenue Code of 1986, as amended. As such, we will likely report the transaction as a taxable distribution to which Section 301 applies.

This summary does not discuss all tax considerations that may be relevant to stockholders in light of their particular circumstances, nor does it address the consequences to stockholders subject to special treatment under the U.S. federal income tax laws, including, without limitation:

•	non-U.S. persons

•	insurance companies

•	dealers or brokers in securities or currencies

•	tax-exempt organizations

•	financial institutions

•	mutual funds

•	pass through entities and investors in such entities

•	holders who hold their shares as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other-risk reduction transaction

•	holders who are subject to the alternative minimum tax

•	holders who acquired their shares upon the exercise of employee stock options or otherwise as compensation

In addition, this summary does not address the U.S. federal income tax consequences to those Arrayit holders who do not hold their Arrayit shares as a capital asset. Finally, this summary does not address any state, local or foreign tax consequences. You are urged to consult your own tax advisor concerning the U.S. federal, state and local and any non-U.S. tax consequences of the spin-off.

The U.S. federal income tax consequences of the spin-off are that gain or loss will be recognized by (and may be included in the income of) Arrayit holders upon their receipt of shares of our common stock in the spin-off.

Notwithstanding the foregoing discussion, the IRS could assert that the spin-off is taxable without reduction for any cost basis and could further determine that the value is greater than anticipated for U.S. federal income tax purposes. If the IRS were successful in taking this position, our initial public stockholders (the former Arrayit shareholders who were issued our stock in the spin-off) and we could be subject to significant U.S. federal income tax liabilities. In general, we will not be subject to tax. Arrayit will not be subject to tax, given the current earnings and profits or accumulated earning and profits, and Arrayit’s shareholders would recognize gain or loss equal to the difference between the fair market value of the shares of our common stock received and 2% of the holder’s tax basis in the Arrayit shares held prior to the spin-off.

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Current Treasury regulations require that if you are a holder of Arrayit who receives our stock in the spin-off and, immediately prior to the spin-off, own:

•	at least five percent of the total outstanding stock of Diagnostics, or

•	securities of Diagnostics with a tax basis of $1,000,000 or more then you must attach a statement relating to the spin-off to your federal income tax return for the year in which the spin-off occurs.

The foregoing is a summary of certain U.S. federal income tax consequences of the spin-off under current law and is for general information only. The foregoing does not purport to address all U.S. federal income tax consequences or tax consequences that may arise under the tax laws of other jurisdictions or that may apply to particular categories of stockholders. You should consult your tax advisor as to the particular tax consequences of the spin-off, including the application of U.S. federal state, local and foreign tax laws, and the effect of possible changes in tax laws that may affect the tax consequences described above.

THE EQUITY LINE

Shares to be issued

This prospectus relates to the resale of up to 10,791,400 shares of our common stock by AEF Master SPV LP. AEF Master will acquire our common stock pursuant to the terms and conditions of the Investment Agreement. The 10,791,400 shares include: (i) 8,000,000 shares issuable by us at an assumed price of $1.00 per share to be purchased by AEF Master under the Investment Agreement, (ii) 125,000 shares issued to AEF Master SPV, LP as payment of commitment and expense fees in connection with the transaction and (iii) 2,666,400 shares as 1/3rd of the number of shares which may be issued for purchase from time to time under the investment agreement.

The Investment Agreement

The Investment Agreement with AEF Master provides that AEF Master is committed to purchase from us, from time to time, up to $8,000,000 of our common stock over the course of 36 months. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. The amount that we are entitled to put in any one notice will be determined in accordance with a formula set forth in the Investment Agreement. Generally, in respect of each put, AEF Master will pay us a per share purchase price equal to 100% of the volume weighted average price, or VWAP, of our common stock during the 15 consecutive trading days immediately prior and five days after our put notice. The initial number of shares issuable by us and purchasable by AEF Master under the Investment Agreement is 8,000,000 shares.

SELLING STOCKHOLDER

The information provided in the table and discussions below has been obtained from AEF Master, the selling stockholder. The selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act. As used in this prospectus, “selling stockholder” includes the person or persons listed in the table below, and the donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

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	Shares Beneficially Owned Prior to the Offering			Shares offered under this Prospectus(4)	Shares Beneficially Owned After the Offering(1)
Name of Selling Stockholder	Number	Percentage of Class			Number	Percentage of Class(3)
AEF Master SPV LP. (2)	125,000		*	30,141,400	0	0

*Percentage of shares owned before the offering is less than one percent.

(1)      These numbers assume the selling stockholder sells all of its shares being offered pursuant to this prospectus.

(2)      AEF Master is the investor under the Investment Agreement. All investment decisions and control of AEF Master are made and held by its investment manager. As a result, Mr. Robert C. Rhodes, the managing member of Rhodes Holdings, makes the investment decisions on behalf of and control American Equity Fund. American Equity Fund has informed us that it is an “underwriter” within the meaning of the Securities Act, and to the best of our knowledge, no other underwriter or person has been engaged to facilitate the sale of shares of the common stock in this offering.

(3)      Applicable percentage ownership is based on 32,205,000 shares of common stock outstanding as of August 31, 2012 and on common stock owned by the selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(4)      Includes (i) 8,000,000 shares of common stock which may be issued under the investment agreement between Arrayit Diagnostics, Inc. and AEF Master SPV LP, having a total value of $8,000,000, based on an assumed price per share of $1.00, (ii) 125,000 shares issued to AEF Master SPV, LP as payment of commitment and expense fees in connection with the transaction and (iii) 2,666,400 shares as 1/3rd of the number of shares which may be issued for purchase from time to time under the investment agreement..

PLAN OF DISTRIBUTION

Each selling stockholder of our common stock and any of their donees, pledgees, transferees, assignees and other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•      ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•      block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•      purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•      an exchange distribution in accordance with the rules of the applicable exchange;

•      privately negotiated transactions;

•      settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•      broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•      through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•      a combination of any such methods of sale; or

•      any other method permitted pursuant to applicable law.

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The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by any selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, who may in turn engage in short sales of our common stock in the course of hedging the positions they assume. However, the selling stockholders will not sell shares of our common stock short. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of our common stock or interests therein will be considered “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales and, as such, any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. Since the selling stockholders are deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders are subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than this prospectus. There is no underwriter or coordinating broker-dealer acting in connection with the proposed sale of the resale shares by the selling stockholders.

The resale shares will be sold only through registered or licensed broker-dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. As of the date of this prospectus, we have not filed for registration or qualification in any state.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DIVIDEND POLICY

Following the spin-off, we do not anticipate paying any dividends on our common stock in the foreseeable future because we expect to retain our earnings for use in the operation and expansion of our business. Any such payment and amount of dividends will be subject to the discretion of our board of directors and will depend, among other things, on our financial condition, results of operations, cash requirements, future prospects and other factors that may be considered relevant by our board of directors.

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RELATED PARTY TRANSACTIONS

The respective Diagnostics and, as applicable, Arrayit boards have separately adopted a written Related Party Transaction Policy for the review, approval and ratification of transactions involving the related parties of Diagnostics. In each case, related parties are directors and nominees for director, executive officers and immediate family members of the foregoing, as well as security holders known to beneficially own more than five percent of our common stock. The policy covers any transaction, arrangement or relationship, or series of transactions, arrangements or relationships, in which Arrayit and/or Diagnostics was, is or will be a participant and the amount exceeds $10,000, and in which a related party has any direct or indirect interest. The policy is administered by the appropriate board acting as a committee of the whole.

In determining whether to approve or ratify a related party transaction, the appropriate board will consider whether or not the transaction is in, or not inconsistent with, the best interests of the appropriate company. In making this determination, the appropriate board is required to consider all of the relevant facts and circumstances in light of the following factors and any other factors to the extent deemed pertinent by the committee:

•      whether the terms of the Related Party Transaction are fair to the company and on the same basis as would apply if the transaction did not involve a Related Party;

•      whether there are business reasons for the company to enter into the Related Party Transaction;

•      whether the Related Party Transaction would impair the independence of an outside director, if applicable; and

•      whether the Related Party Transaction would present an improper conflict of interests for any director or executive officer of the company, taking into account the size of the transaction, the overall financial position of the director, executive officer or Related Party, the direct or indirect nature of the director's, executive officer's or Related Party's interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the board deems relevant.

The policy contains standing pre-approvals for certain types of transactions which, even though they may fall within the definition of a related party transaction, are deemed to be pre-approved by Diagnostics and/or Arrayit given their nature, size and/or degree of significance to the appropriate company.

In the event Diagnostics and/or Arrayit inadvertently enters into a related party transaction that requires, but has not received, pre-approval under the policy, the transaction will be presented to the appropriate board for review and ratification promptly upon discovery. In such event, the committee will consider whether such transaction should be rescinded or modified and whether any changes in our controls and procedures or other actions are needed.

For a discussion of the potential conflicts of interest between Diagnostics and Arrayit, see “Relationship between Diagnostics and Arrayit Following the Spin-off.”

Arrayit believes that any past transactions with its affiliates have been at prices and on terms no less favorable to us than transactions with independent third parties. We may enter into transactions with its affiliates in the future. We intend to continue to enter into such transactions only at prices and on terms no less favorable to us than transactions with independent third parties. In this context, we will require any director or officer who has a pecuniary interest in a matter being considered to excuse him or herself from any negotiations. In any event, any debt instruments of Diagnostics in the future are expected generally to prohibit us from entering into any such affiliate transaction on other than arm’s-length terms.

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In addition, a majority of the board is (and must continue to be) neither an officer nor have a pecuniary interest (other than as a shareholder or director) in any transactions with us. In turn, commencing immediately, a majority of the independent Board of Directors members (defined as having no pecuniary interest in the transaction under consideration) will be required to approve all matters involving interested parties. Moreover, it is expected that additional independent directors will be added to the board and the independent transfer agent, VStock Transfer, LLC, will begin serving no later than the initial closing for this Offering, to assure proper issuance of stock to shareholders.

Additional disclosures

Litigation. There has not been any material civil, administrative or criminal proceedings concluded, pending or on appeal against us, or our affiliates or principals.

SELECTED FINANCIAL DATA

The following table sets forth certain financial data for Diagnostics. The selected financial data should be read in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and notes thereto. The selected financial data for the six months ended June 30, 2012 and the years ended December 31, 2011 and 2010 have been derived from our audited and unaudited financial statements that are a part of this prospectus.

	Six Months Ended 06/30/2012 (unaudited)	Year Ended 12/31/2011	Year Ended 12/31/2010
Income Statement Data:
Revenue	$-	$-	$-
Operating Expenses	1,167,286	274,090	631,361
Loss From Operations	(1,167,286)	(274,090)	(631,361)
Interest expense	6,599	20,884	49,804
Net Loss Attributable to Non-Controlling Interests	-	3,604	61,694
Net Loss	(1,173,885)	(291,370)	(619,471)
Net Loss per Share	(0.04)	(0.01)	(0.03)
Weighted Average Common Shares Outstanding	30,659,435	25,111,890	24,508,356
Balance Sheet Data:
Working Capital (Deficit)	(1,167,350)	(1,075,051)	(793,168)
Total Assets	24,339	9,716	32,807
Accumulated Deficit	(2,462,921)	(1,289,036)	(997,666)
Stockholders’ Equity (Deficit)	(1,164,323)	(1,065,478)	(770,504)

Note: The weighted average share of common stock reflects: (1) shares of our common stock issued to Arrayit; and (2) our common shares already held by other shareholders.

UNAUDITED, AUDITED AND SUMMARY FINANCIAL INFORMATION

Unaudited financial statements for the period ended June 30, 2012 and audited financial statements for the years ended December 31, 2011 and 2010 are provided in this prospectus. In addition, summary financial data is provided in “Selected Financial Data” above.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Current operational overview

Results of operations:

Six months ended June 30, 2012 (unaudited) and the twelve months ended December 31, 2011 compared to the twelve months ended December 31, 2010:

Because we are a development stage enterprise, we have not incurred the normal operating expenses we expect to incur once we expand operations. Except as described below, the development stage expenses incurred did not fluctuate significantly during the twelve months ended December 31, 2011 compared to the same period in 2010. Management expects development stage expenses to stay fairly consistent during 2012.

Inflation and seasonality:

We do not believe that inflation or seasonality will significantly affect our results of operation.

Liquidity and capital resources

Management believes that its short and long-term needs for working capital, capital expenditures, new facilities and acquisitions will be satisfied by the proceeds of its investment strategy and the funds generated from future operations. Post spin-off, our current liabilities will continue to be covered by the existing assets.

Debt and Contractual Obligations

	June 30, 2012 (unaudited)	December 31,2011	December 31, 2010

NOTES PAYABLE - ARRAYIT DIAGNOSTICS, INC.

Notes payable, interest at 10%, which was due January 22, 2011 and is now past due, secured by 1,000,000 shares out of the Company's common stock, pledged to the private lender without compensation by the Company's Chairman. The terms also called for the issuance of 300,000 warrants issuable for shares of common stock at $0.22 per share. The annual effective interest rate for this loan is estimated to be 243.8%	$76,640	$72,990	$66,371

LESS: Unamortized loan fee and discount in connection with the obtaining of the loan	-	-	(8,916)

Notes payable, interest at 10%, which was due August 10, 2010 and is now past due, secured by 200,000 shares out of the Company's common stock, pledged to the private lender without compensation as follows: 100,000 common shares provided by the Company's chief financial officer; 50,000 common shares provided without compensation by a minority shareholder in Arrayit Diagnostics; and a call option call to acquire an additional 50,000 common shares currently held by a minority shareholder in Arrayit Diagnostics.	61,939	58,990	53,640

Notes payable, interest at 10%, due upon demand with no payments currently due, payable to the Company’s Chairman	25,000	-	-

Total Notes Payable	$163,579	$131,980	$111,095

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Royalty obligations

Wayne State University

Under terms of a biomarker license agreement between Wayne State University (“University”) and Diagnostics, effective December 7, 2009 we are obligated to pay the University royalties of 5% of net sales. In addition the license agreement provides for lump sum payments to be made as milestone events are achieved.

There were no revenues generated during the six months ended June 30, 2012 and the fiscal period ended December 31, 2011 and 2010, and hence no obligation to pay any royalties to University.

Critical accounting policies

Our discussion and analysis of our financial condition and the results of our operations are based upon our consolidated financial statements and the data used to prepare them. Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. On an ongoing basis we evaluate our judgments and estimates including those related to bad debts, investments, long-lived intangible assets, and income taxes. We base our estimates and judgments on our historical experience, knowledge of current conditions and our beliefs of what could occur in the future considering available information. Actual results may differ from these estimates under different assumptions or conditions. Our estimates are guided by observing the following critical accounting policies.

Investments

We account for the purchase of non-marketable equity and debt securities on a cost basis of accounting. Equity securities are classified as non-marketable when at the time of the purchase the equity security does not have readily determinable fair values because the security is not publicly traded and we do not have the ability to easily or readily convert the investment to cash in the open market. Consequently, significant gains or losses may be recognized when equity securities are finally sold. In some cases the size of the potential gain or loss is not easily estimable since there is no readily determinable fair value available. In other cases it may be subject to significant fluctuations in the market before the restrictions on the sale are removed.

We account for the purchase of marketable equity securities in accordance with ASC 320, “Investment – Debt and Equity Securities” with any unrealized gains and losses included in earnings. However, those securities may not have the trading volume to support the stock price if the company were to sell all their shares in the open market at once, so the company may have a loss on the sale of marketable securities even though they record marketable equity securities at the current market value. All marketable equity securities totaled $0 at December 31, 2011.

Long-lived intangible assets and goodwill

We evaluate our long-lived assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

Income taxes

We account for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

There are no recently issued accounting standards known to have a material impact on our Financial Statements as of December 31, 2011.

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MANAGEMENT

Directors, executive officers and other key employees

Name	Age
John Howell	66	Chairman of the Board and Chief Executive Officer

John Howell earned a Bachelor of Science degree in Aerospace Engineering from Oregon State University with graduate studies at the University of San Francisco in Organizational Development and Change. He originally joined Arrayit Corporation in July 2008 as a consultant, but assumed the post of President and CEO of Arrayit Diagnostics upon its formation in June 2009.

With over 30 years experience in the development, creation and management of sales and marketing platforms and internal management systems for businesses in the areas of health care, real estate, high technology and telecommunications. For the past 15 years, he was primarily engaged in the fields of high technology and telecommunications, serving as CEO of Eversys Corporation, a manufacturer of computer equipment for the local area network January 1997-November 1997; Vice President of Sales & Marketing for TeraGlobal Communications, a manufacturer of equipment for the convergence of voice, video and data December 1997-October 1998; Executive Vice President of Rim Semiconductor Corp., a late development stage fabless communications semiconductor company April 2000-September 2002; Executive Vice President and Chief Operating Officer of Kingdom Ventures, Inc., a marketing company for the Christian community October 2002-April 2003; and President of NutraCea, (OTCBB: NTRZ) an international nutraceutical company April 2003-July 2004.

Board of directors

The board is currently composed of John Howell. Our director is elected or appointed to hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified.

Executive compensation

Compensation Discussion and Analysis

We have prepared the following Compensation Discussion and Analysis to provide you with information that we believe is helpful to understand our executive compensation policies and decisions as they relate to the 2011 compensation of our named executive officers as identified in our Summary Compensation Table.

Objectives

To attract, retain, and motivate qualified executive officers, we aim to establish wages and salaries that are competitive with those of people employed by similar companies in our operating industries. The base salaries we paid in 2011 were intended to be consistent among executives as well. Through 2011, we took a simple approach to compensating our named executive officer. We sought to avoid complex forms of compensation, such as awards under long-term cash incentive plans, non-qualified defined benefit plans and pension plans, while we are still evolving as a business. We intend that base salaries for our executives reflect the marketplace for similar positions. In February 2009, we established the equity plan, with the goal to provide equity ownership opportunities to our employees and directors so they can have a stake in the success of Diagnostics, just like our stockholders.

Compensation program administration and policies

During 2011, specific salary and bonus levels, as well as the amount and timing of equity grants, were determined on a case-by-case basis through negotiations with our executives. During the fiscal year ended December 31, 2009, we entered into employment agreements with Mr. Howell, our Chairman of the Board and Chief Executive Officer, effective as of August 15, 2009. In January 2012, we established a Compensation Committee that has general responsibility for executive compensation and benefits, including incentive compensation and equity-based plans.

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Pay elements

As of December 2011, we provided the following pay elements to our executive officers in varying combinations to accomplish our compensation objectives:

•      Base salary;

•      Equity-based compensation (e.g., stock options and restricted stock grants), with awards to be granted pursuant to the 2009 Plan; and

•      Certain modest executive perquisites and benefits.

Our goal is to set each executive’s base salary at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We may utilize cash bonuses to reward performance achievements within the past fiscal year. We intend to utilize equity-based compensation under the 2010 Plan to provide long-term rewards for retention and performance.

Each compensation element and its purpose are further described below.

Base salary

Base salary is intended to compensate the executive for the basic market value of the position and the responsibilities of that position relative to other positions in the company. The board considers several factors such as the duties and responsibilities of the position, the individual executive’s experience and qualifications, the executive’s prior salary and competitive salary information in establishing base salaries but did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. Our named executive officer’s annual base salaries for fiscal year 2011 were: Mr. Howell $120,000. The base salary for our named executive officer for fiscal year 2012 has not been adjusted from the 2011 base salary.

We will review our base salaries from time to time, and may adjust them based on market trends. We also intend to review the applicable executive’s responsibilities, performance and experience. We do not intend to provide formulaic base salary increases to our executives. If necessary, we may realign base salaries with market levels for the same positions in companies of similar size to us represented in compensation data we review, if we identify significant market changes in our data analysis. Additionally, we may adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

In the third quarter of 2009, we entered into an employment agreement with Mr. Howell, which was effective as of August 15, 2009 with respect to base salary. The material terms of the agreement are described in “—Employment Agreements” below.

Bonus

In addition to base salary, existing executives are eligible for a discretionary annual bonus, the amount of which is determined by the board based on the quality and nature of the executive’s services and the performance of the company during such year. No bonus payments were made in 2010 or 2011.

Equity-based compensation

Our board believes that granting shares of restricted stock and/or stock options to existing executives provides an important incentive to retain executives and rewards them for their performance. Any grants made under the 2009 Plan may be made at the discretion of our board or a committee to be designated by the board. We do not have any practice, policy or program allowing for timing of equity grants in relation to our current stock price or material non-public information. We have not granted any awards under the 2009 Plan to our named executive officers. We made a grant of restricted stock to Mr. Howell outside of the 2009 Plan. The restricted stock grant to Mr. Howell was determined and approved by our board in connection with the negotiation and execution of Mr. Howell’s employment agreement and his appointment as our chief executive officer.

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Executive perquisites and benefits

Our philosophy is to provide executives with limited perquisites. We provide certain executives that have significant travel commitments in fulfilling their roles with a monthly car allowance, or use of a company vehicle when used in connection with the services they provide to us, and a monthly mobile phone allowance.

Payments with respect to severance of employment and/or upon change of control

Through December 31, 2011, we did not have any practice of providing, or obligation to provide, payments to our named executive officers following termination of employment or upon a change in control (or similar event).

Summary compensation table

The following table sets forth, for the periods indicated, the total compensation for services provided to us by the only person who served as our chief executive officer and only executive officer at the end of 2011 and 2010 who received compensation during 2011 and 2010 (such person identified on the table below may be referred to collectively herein as the “named executive officer”).

Name and principal Position	Year	Salary($)	Stock awards($)	Bonus	Option Awards($)	All Other Compensation ($)(3)	Total($)
John Howell, Chairman of the Board and Chief Executive Officer(1)	Six months ended June 30, 2012	60,000					60,000
	2011	120,000					120,000
	2010	120,000					120,000

(1)     On August 9, 2009, we entered into an employment agreement with Mr. John Howell, the President, CEO and Chairman of the Board. The agreement was originally for a term of three years, expiring the 9th day of August, 2012, and was renewed on February 1, 2012 for a term of three years. The agreement provides that Mr. Howell shall be compensated at the rate of $120,000 per year plus a bonus up to a maximum of 100% of salary, payable in cash or stock, based upon the achievement of the performance objectives defined by the Board of Directors. In addition the employment agreement provides to Mr. Howell 3,000 shares of preferred stock, series B. The preferred stock has the following rights and privileges:

a) Super voting rights: Except as otherwise required by law, the shares of the outstanding Preferred series B stock shall have the number of votes equal to the number of votes of all outstanding shares of capital stock plus one additional vote such that the holders of the outstanding shares of Preferred series B shall always constitute a majority of the voting rights of the Corporation..

b) No other rights: The preferred series B shares have no other rights, including but not limited to any conversion rights; no dividend rights;

Outstanding equity awards as of December 31, 2011

Our CEO, Mr. John Howell, was granted 450,000 shares of common stock.

Employment agreements

We entered into an employment agreement with our CEO, Mr. John Howell. The agreement provides that Mr. Howell shall be compensated at the rate of $120,000 per year plus a bonus up to a maximum of 100% of salary, payable in cash or stock, based upon the achievement of the performance objectives defined by the Board of Directors.

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Compensation committee interlocks and insider participation

We have adopted the charter for our compensation committee but have not yet appointed any members of the committee.

2009 Directors, officers and consultants stock option, stock warrant and stock award plan

The purpose of our 2009 Plan is to maintain the ability of the company and our subsidiaries to attract and retain highly qualified and experienced directors, employees and consultants and to give such directors, employees and consultants a continued proprietary interest in the success of Diagnostics and our subsidiaries. In addition, the 2009 Plan is intended to encourage ownership of our common stock by the directors, employees and consultants of the company and its affiliates and to provide increased incentive for such persons to render services and to exert maximum effort for the success of our business. The 2009 Plan provides eligible employees and consultants the opportunity to participate in the enhancement of stockholder value by the grants of options (including incentive stock options for employees only), restricted or unrestricted common stock and other awards under the 2009 Plan, including having their bonuses and consulting fees payable in restricted or unrestricted common stock and other awards, or any combination thereof. The number of shares that currently may be issued under the 2009 Plan is 12,000,000 shares of common stock, subject to adjustment in accordance with the adjustment provisions of the 2009 Plan and subject to increases immediately upon the grant of any option, warrant, shares of preferred stock or award. The number of shares of such increase shall be such that immediately after such increase the total number of shares issuable under the 2009 Plan and reserved for issuance upon exercise of outstanding options, warrants or conversion of shares of preferred stock will equal approximately 15% of the total number of issued and outstanding shares of common stock of the company.

Compensation policies and practices as they relate to risk management

We reviewed and analyzed our compensation arrangements and determined that our compensation plans do not pose an unreasonable risk to the company.

Compensation of directors

In 2012, we commenced a compensation program for board members whereby each non-employee director is entitled to an annual fee in cash to be determined, as long as the director attends the meetings during each quarter. The board is exploring additional equity compensation for our non-employee directors in consideration of services rendered. We paid no compensation to non-employee directors in 2011.

Board composition

Our business and affairs are managed under the direction of the board. The board currently consists of one member, John Howell. Our bylaws provide that our board will consist of a number of directors to be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total directors then in office. In addition, our articles of incorporation provide for a staggered, or classified, board of directors consisting of three classes of directors, each serving a staggered three-year term and with one class being elected at each year’s annual meeting of stockholders. Such articles provide that the Class III director will initially be Mr. Howell, who will serve for terms expiring in 2015.

Committees of the board of directors

Our board has an audit committee, a compensation committee and a nominating and governance committee, each of which has the composition and responsibilities described below. Our board may also establish from time to time any other committees that it deems necessary or desirable. The composition of each committee will comply, when required, with the NYSE listing standards and other rules of the SEC and NYSE.

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Audit committee

Our audit committee consists of Mr. Howell. Mr. Howell is not independent within the meaning of applicable SEC rules and NYSE listing standards and is not an “audit committee financial expert” as defined in the rules and regulations of the SEC, in that he is not financially literate under the current listing standards of the NYSE. The audit committee has oversight responsibilities regarding matters including:

•	the integrity of our financial statements and our financial reporting and disclosure practices;
•	the soundness of our system of internal controls regarding finance and accounting compliance;
•	the independent registered public accounting firm’s qualifications and independence;
•	the engagement of the independent registered public accounting firm;
•	the performance of our internal audit function and independent registered public accounting firm;
•	our compliance with legal and regulatory requirements in connection with the foregoing;
•	review of related-party transactions in accordance with our written policy as to such transactions (see “Related Party Transactions” on page 29); and
•	compliance with our Code of Conduct and Ethics.

We will rely on the phase-in rules of the SEC and NYSE with respect to the independence of our audit committee. These rules permit us to have an audit committee that has at least one member who is independent by the NYSE listing date, at least two members (a majority of whom are independent) within 90 days after the effectiveness of the registration statement of which this prospectus forms a part, and at least three members (all of whom are independent) within one year thereafter.

Our board has adopted a written charter for our audit committee, which will be available upon completion of this offering on our website. The information on our website is not, and will not be deemed to be part of this prospectus.

Compensation committee

Our compensation committee consists of John Howell. We have determined that Mr. Howell is not independent within the meaning of the listing standards of the NYSE. The compensation committee is authorized to assist the board in discharging the board’s responsibilities relating to matters including:

•	review and administration of compensation and benefit policies and programs designed to attract, motivate and retain personnel with the requisite skills and abilities to us to achieve superior operating results;
•	review and approval annually of goals and objectives relevant to compensation of our chief executive officer, including evaluating the performance of the chief executive officer in light of those goals and objectives and setting of our chief executive officer’s compensation based on such evaluation. Our compensation committee will have sole authority to determine such compensation;
•	establishment of the compensation of our other executives and the chairman of our board, and recommendation of the compensation of our non-employee directors for approval by majority vote of independent directors, and
•	issuance of an annual report on executive compensation for inclusion in our annual proxy statement, when required.

We will rely on the phase-in rules of the SEC and NYSE with respect to the independence of our compensation committee. These rules permit us to have a compensation committee that has at least one member who is independent by the later of the date this offering closes or five business days from the NYSE listing date, at least a majority of members who are independent within 90 days of the NYSE listing date and all independent members within one year of the NYSE listing date.

Our board has adopted a written charter for our compensation committee, which will be available upon completion of this offering on our website. The information on our website is not, and will not be deemed to be part of this prospectus. To assist the compensation committee in discharging its responsibilities, the compensation committee may engage a compensation consulting firm or other advisors.

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Nominating and governance committee

Our nominating and governance committee consists of John Howell. We have determined that Mr. Howell is not independent within the meaning of the listing standards of NYSE. The nominating and governance committee is authorized to:

•	recommend to the board nominees for election as directors and committee members;
•	develop and recommend to the board a set of corporate governance guidelines;
•	review candidates for nomination for election as directors submitted by directors, officers, employees and stockholders and establish procedures to be followed by stockholders in submitting nominees;
•	recommend to the board non-nomination or removal from the board or a board committee as appropriate;
•	review with the board the requisite skills and characteristics for continuation as board members, the selection of new board members and board composition; and
•	select, retain and evaluate any search firm with respect to the identification of candidates for nomination for election as directors. Our nominating and governance committee shall have the sole authority to approve any such firm’s fees and other retention terms.

We will rely on the phase-in rules of the SEC and NYSE with respect to the independence of our nominating and governance committee. These rules permit us to have a nominating and governance committee that has at least one member who is independent by the later of the date this offering closes or five business days from the NYSE listing date, at least a majority of members who are independent within 90 days of the NYSE listing date and all independent members within one year of the NYSE listing date.

The committee will assist the board in the selection of nominees for election as directors at each annual meeting of our stockholders and will establish policies and procedures regarding the consideration of director nominations from stockholders. Our board has adopted a written charter for our nominating and governance committee, which will be available upon completion of this offering on our website. The information on our website is not, and will not be deemed to be part of this prospectus.

Corporate governance and limitations on directors’ and officers’ liability

We have also adopted a Code of Conduct and Ethics, Corporate Governance Guidelines and Insider Trading Policy, and we intend to adopt other standard policies and procedures relating to matters such as corporate communications.

Our directors and officers are indemnified as provided by general corporation law of the Nevada Revised Statutes, as amended (“NRS”), and our articles of incorporation and indemnification agreements with us.

Under the NRS, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation, which is not the case with our articles of incorporation. Excepted from that immunity are:

•	a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;
•	a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

•	a transaction from which the director derived an improper personal profit; and
•	willful misconduct.

Our articles of incorporation provide that we will indemnify our directors, officers, employees and agents to the fullest extent required by the NRS, and shall indemnify such individuals to the extent permitted by the NRS. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS. We have also entered into indemnification agreements with each of our directors and officers.

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APPLICATION OF PROCEEDS

We will not proceeds from the spin-off or from the resale of the shares of common stock offered by the selling stockholders as all of such proceeds will be paid to the selling stockholders.

MARKET PRICE OF COMMON STOCK AND RELATED MATTERS

Market information

There has been no public trading market for the shares of Diagnostics prior to the spin-off. We intend to apply to qualify our common stock for quotation on the OTCBB such that a secondary market will commence on the spin-off date.

Holders

As of December 31, 2011, there were approximately three shareholders of record of our’ common stock and one shareholders of record of our preferred stock.

PRINCIPAL STOCKHOLDERS

Before the spin-off, 60% of the outstanding shares of our common stock is held beneficially and of record by Arrayit and 100% of our preferred stock is held by John Howell, the chief executive officer and sole director. The following table sets forth, as of the Record Date of the spin-off, information concerning expected beneficial ownership of our common stock after giving effect to the spin-off by:

•	each person or entity known to us who will beneficially own more than five percent of the outstanding shares of our common stock;
•	each person who we currently know will be one of our directors or named executive officers at the time of the spin-off; and
•	as a group, all persons who we currently know will be our directors and executive officers at the time of the spin-off.

The following information:

•	gives effect to the spin-off as if it had occurred on December 31, 2011, on which date 19,350,000 shares of our common stock were held by Arrayit; and
•	a pro rata distribution of same held by persons listed in the table below.

The actual number of shares of common stock outstanding as of the spin-off date may differ to the extent that new Arrayit common or preferred shares are issued or repurchased between December 31, 2011 and the spin-off date and if (while unlikely) the assumed conversion ratio differs from the actual ratio.

Based on information furnished to us by or on behalf of such person or entity, except as otherwise indicated in the footnotes below, we believe that each person or entity has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s or entity’s name. Beneficial ownership is determined in accordance with the rules of the SEC and generally attributes beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to such shares. Shares of our common stock (subject to options that are currently exercisable for shares of our common stock or other securities evidencing the right to receive shares of our common stock that are vested, or that will be exercisable for shares of our common stock or that will vest within 60 days after December 31, 2011), are deemed to be outstanding and beneficially owned by the person holding such options or other securities for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

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Name and Address of Beneficial Owner	Number of Shares of Common Stock (3)	Number of Shares of Preferred Stock	Percent of Class(4)
John Howell(2)		3,000	100%
John Howell (2)	1,761,400		5.85%
Rene Schena(1)	4,041,902		15.5%
Todd J Martinsky(1)	2,694,570		10.3	%3

All directors and officers as a group			5.46%
(1 person)	1,761,400	3,000

Notes:

(1)      The address of each person, unless otherwise noted, is 524 East Weddell Drive, Sunnyvale, CA 94089.

(2)      The business address of Mr. Howell is 1950 Cinnamon Teal Drive, Redmond, Oregon 97756.

(3)      Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options, warrants and convertible securities held by that person that are currently exercisable or exercisable within 60 days of December 31, 2011 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(4)      Based on a total of 32,205,000 shares of our common stock outstanding exclusive of additional shares issued to round up fractional shares..

(5)      The issued and outstanding shares of series B preferred stock, voting as a class, have the number of votes equal to twice the number of votes of all outstanding shares of capital stock such that the holders of outstanding shares of Series B Preferred Stock shall always constitute two-thirds of the voting rights of the corporation. Except as otherwise required by law or by the articles of incorporation, the holders of shares of common stock and Series B Preferred Stock shall vote together and not as separate classes.

ARRAYIT’S RELATIONSHIP WITH DIAGNOSTICS FOLLOWING THE SPIN-OFF

The specific terms and conditions of the spin-off are governed by an Agreement and Plan of Distribution between Diagnostics and Arrayit.

The material terms of the respective Agreement are described below. Copies of such Agreements have been filed as Exhibits to the Registration Statement of which this prospectus forms a part, and the summaries of these documents that follow are qualified in their entirety by reference to the full text of these documents which are incorporated by reference into this prospectus.

Agreements between diagnostics and Arrayit relating to the spin-off

Agreement and Plan of Distribution

The Agreement and Plan of Distribution sets forth the agreements between Diagnostics and Arrayit with respect to the principal corporate transactions required to effect the spin-off, and a number of other agreements governing the relationship between Arrayit and us following the spin-off. The Agreement and Plan of Distribution also provides for a series of preliminary restructuring transactions to affect the transfer to us of all of the assets and liabilities relating to our business. We expect to finalize the transfers called for under the Agreement and Plan of Distribution before the effectiveness of the spin-off. However, we will only complete the spin-off if specified conditions are met. These conditions include:

•	the transfer to us of all of the assets and liabilities attributable to our business;
•	the SEC declaring effective the Form S-1 Registration Statement of which this prospectus forms a part;

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•	the reporting of our common stock on the OTCBB or other proprietary trading system;
•	receipt of material consents and approvals; and
•	the absence of any injunction or similar order preventing the consummation of the spin-off.

Even if these conditions are satisfied, other events or circumstances, including litigation, could occur that could affect the timing or terms of the spin-off or our ability or plans to complete the spin-off. As a result of any such events or circumstances, the spin-off may not occur and, if it does occur, it may not occur on the terms or in the manner described, or in the time frame contemplated.

The Separation Agreement

Pursuant to the Separation Agreement, Arrayit will transfer, or cause its other subsidiaries to transfer, to us:

•	all assets of Diagnostics attributable to our business;
•	all other assets of Diagnostics reflected in the most recent balance sheet of Arrayit;
•	contracts that relate to the business of Diagnostics; and
•	other specified assets.

We will also agree to assume, fulfill and/or indemnify Arrayit for:

•	all liabilities of Diagnostics to the extent arising out of, relating to, or resulting from the operations of its business, including its contracts and assets;
•	all other liabilities reflected in the most recent balance sheet of Arrayit;
•	any liabilities arising out of, relating to or resulting from, a specified list of litigation (none of which is anticipated);
•	specified liabilities resulting from the spin-off;
•	obligations and commitments under specified contracts; and
•	other specified liabilities.

In addition, the Separation Agreement includes operating principles that will govern Diagnostics’ and Arrayit’s conduct concerning, and use of, specified instruments and other technologies currently utilized by one or both of Diagnostics and Arrayit.

ABSENCE OF PUBLIC MARKET AND DIVIDEND POLICY

Public market

Arrayit, which currently has approximately four hundred common and four preferred shareholders, is a reporting company under Section 15(d) of the Securities Exchange Act of 1934. There is a public trading market on the Over-the-Counter Bulletin Board for the shares of Arrayit.

While not currently a reporting company, we will become a Section 15(d) reporting company because of this registered spin-off concurrent with the date of this prospectus. Moreover, this registered spin-off and associated reporting status will permit us to qualify our shares for quotation on the OTCBB (the Over-the-Counter Bulletin Board) or other secondary markets for which our common shares may then qualify. (See “Risk Factors”).

Dividend policy

Short-term or long-term operations prospects may not result in generating a profit. Therefore we are not likely to pay immediate dividends and an investment in Diagnostics is thus not suitable for investors seeking current income for financial or tax planning purposes. Future dividends will be paid at the sole discretion of the respective Boards of Directors.

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CAPITALIZATION

The following sets forth the capitalization of Diagnostics as of December 31, 2011 (the date of the audited Arrayit Diagnostics, Inc. financials contained in this prospectus):

•	25,345,000 shares of common stock outstanding.
•	3,000 shares of Series B preferred stock.

•	Each share of our common stock is entitled to one vote in connection with the matters requiring shareholder vote and the series B preferred, as a class, is always entitled to two-thirds of the total vote because it is entitled to double the number of other votes outstanding at any time and from time to time.

DILUTION

The percentage of our equity owned by Arrayit before completion of the spin-off will be owned ratably by the Arrayit shareholders after the spin-off. The spin-off will create no change in the ownership of the other shareholders of Diagnostics immediately before, or after, the spin-off is completed.

DESCRIPTION OF CAPITAL STOCK

In conjunction with completion of the spin-off, our certificate of incorporation and by-laws will not be amended. Copies of our articles of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus forms a part. The following information summarizes our articles of incorporation and bylaws as these documents will be in effect at the time of the consummation of the spin-off.

Authorized capital stock

Our authorized capital stock consists of 500,000,000 shares all of which have a par value of $0.001 per share. Of the total shares, 480,000,000 are designated as common stock, 20,000,000 are authorized as preferred stock. Immediately before and after the spin-off, the number of our outstanding shares will remain unchanged at 32,205,000 shares of common stock. There are no other outstanding warrants or any other contract right or shares that vest the right to receive shares of Diagnostics common as part of the spin off.

Common stock of Diagnostics and Arrayit

The holders of Diagnostics, organized in Nevada, have the following rights, powers and privileges.

Voting rights. The holders of our common stock will be entitled to one vote for each share held, on all matters voted on by its stockholders, including elections of directors. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Generally, all matters to be voted on by our stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock present or represented by proxy.

Dividends. Holders of our common stock are entitled to receive dividends as, when and if dividends are declared by our board of directors out of assets legally available for the payment of dividends. It is not the current expectation of us to pay dividends.

Liquidation. In the event of a liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment of liabilities and obligations to creditors, the remaining assets will be distributed ratably among the holders of shares of common stock on a per share basis. If there exists any preferred stock outstanding at such time, holders of the preferred stock are not entitled to distribution and/or liquidation preferences. In either case, we would need to pay the applicable distribution to its holders of preferred stock before distributions are paid to the holders of the associated common stock.

Rights and preferences. Our common stock has no preemptive, redemption, conversion or subscription rights. The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that may be designated and issued in the future.

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Preferred stock of Diagnostics

Our certificate of incorporation provides that our board of directors has the authority, without action by the stockholders, to designate and issue up to 20,000,000 shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences and privileges of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control.

We adopted resolutions establishing the terms, designations, relative rights, preferences and limitations of 3,000 shares of the $.001 par value Series B Preferred Stock in a Certificate of Designation and filed it with the State of Nevada. The material terms are as follows:

The shares of series B preferred stock, voting as a class, have the number of votes equal to twice the number of votes of all outstanding shares of capital stock such that the holders of outstanding shares of Series B preferred stock shall always constitute two-thirds of the voting rights of the corporation. Except as otherwise required by law or by the articles of incorporation, the holders of shares of common stock and Series B preferred stock shall vote together and not as separate classes.

Anti-takeover effects of certain provisions of our charter and by-laws

Board of directors. Our articles of incorporation provide that, subject to the rights of the holders of any class or series of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively by a resolution adopted by our board of directors, but will not be less than one nor more than fifteen directors. The current number of directors currently serving is one.

Our certificate of incorporation further provides that, subject to the rights of the holders of any class or series of preferred stock to elect directors under specified circumstances, any vacancy on the board of directors that results from an increase in the number of directors may be filled by a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy occurring on the respective board of directors may be filled by a majority of the board of directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class will hold office for a term that coincides with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors will have the same remaining term as that of his or her predecessor. Subject to the rights, if any, of the holders of any outstanding class or series of preferred stock, any or all of our directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors.

Authorized shares. Our certificate of incorporation provides that we may from time to time issue shares of preferred stock in one or more series, the terms of which will be determined by the respective board of directors, and common stock. We will not solicit approval of our stockholders unless the associated board of directors believes that approval is advisable or is required by stock exchange regulations or the applicable corporation law. This could enable the respective board of directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of our management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the company.

Special meetings. Unless the certificate of incorporation or the by-laws provide otherwise, stockholders are not permitted to call a special meeting of stockholders. Our certificate of incorporation and by-laws do not permit stockholders to call a special meeting.

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Restrictions on stockholder action by written consent. Our certificate of incorporation and by-laws provide that stockholders may effect any action required or permitted to be taken at a duly called annual or special meeting of stockholders by consent in writing by the stockholders only if the taking of such action by such written consent has expressly been approved in advance by the board of directors. Except as otherwise required by law or by any preferred stock designation, special meetings of stockholders may be called only by our board of directors, our chairman of the board, our president or our secretary. No business other than that stated in the notice of meeting may be transacted at any special meeting. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the affected board, chairman, president or secretary.

Advance notice procedures. Our by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders. These stockholder notice procedures provide that only persons who are nominated by our board of directors, or by a stockholder who was a stockholder of record at the time of giving notice and has given timely written notice to our secretary before the meeting at which directors are to be elected, will be eligible for election as directors.

For nominations or other business to be properly brought before an annual meeting by a stockholder, a stockholder’s notice delivered to our secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting this business at the annual meeting;
•	the name and record address of the stockholder;
•	the class or series and number of shares of capital stock of the company which are owned beneficially or of record by the stockholder;
•	a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal and any material interest of the stockholder in the desired business; and
•	a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

A stockholder’s notice for purposes of nominating directors must also contain additional information about each nominee, including a current resume and curriculum vitae and a statement describing each nominee’s qualifications.

To be timely, a stockholder’s notice to our secretary must be delivered to or mailed and received at our principal executive offices not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the event that our annual meeting is to be held on a date that is not within 30 days before or after the anniversary date, the notice must be received not later than the close of business on the tenth day following the day on which the notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

The chairman of the board has the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the advance notice procedures. If any proposed nomination or business is not in compliance with our by-laws, the chairman of the board has the power to declare that the defective proposed business or nomination will not be presented for stockholder action at the meeting and will be disregarded.

Business combination statutes. The Nevada General Corporation Law prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless:

•	prior to such time the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

45

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least two thirds of the outstanding voting stock that is not owned by the interested stockholder.

The term “business combination” is defined to include, among others, transactions between an interested stockholder and a corporation or any direct or indirect majority owned subsidiary thereof; a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having a total market value equal to 10% or more of either the total market value of all assets of the corporation on a consolidated basis or the total market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder’s proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an “interested stockholder” is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of such person. The term “owner” is broadly defined to include any person that individually or with or through such person’s affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of options or other convertible securities or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock.

The restrictions of the applicable Nevada laws do not apply to corporations that have elected, in the manner provided therein, not to be subject to the applicable law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Our certificate of incorporation and By-laws do not opt out of the applicable Nevada law.

Transfer agent and registrar

VStock Transfer, LLC, 77 Spruce Street, Suite 201, Cedarhurst, New York 11516, is our stock transfer company and registrar. Phone: (212) 828-8436, Facsimile: (646) 536-3179.

DEFENSES AGAINST HOSTILE TAKEOVERS

The following discussion summarizes the reasons for, and the operation and effects of, certain provisions in our articles of incorporation which management has identified as potentially having an anti-takeover effect. It is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to our articles of incorporation. Substantially similar provisions were contained in our Certificate of Incorporation and the reincorporation does not change the nature of the anti-takeover provisions or their effect.

The anti-takeover provisions of our articles of incorporation are designed to minimize the possibility of a sudden acquisition of control of Diagnostics which has not been negotiated with and approved by our board of directors. These provisions may tend to make it more difficult to remove the incumbent members of the board of directors. The provisions would not prohibit an acquisition of control of Diagnostics or a tender offer for all of our capital stock. However, to the extent these provisions successfully discourage the acquisition of control of Diagnostics or tender offers for all or part of our capital stock without approval of the board of directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

46

Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of the outstanding capital stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but any attempts to acquire control which are not approved by the board of directors, whether or not stockholders deem such transactions to be in their best interests.

Authorized shares of capital stock. Our articles of incorporation authorize the issuance of up to 20,000,000 shares of serial preferred stock, without any action on the part of the stockholders. Shares of our serial preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of common stock (the articles of incorporation authorizes the issuance of up to 480,000,000 shares of common stock), could represent additional capital stock required to be purchased by an acquirer. If the board of directors of Diagnostics determined to issue an additional class of voting preferred stock to a person opposed to a proposed acquisition, such person might be able to prevent the acquisition single-handedly.

Stockholder meetings. Nevada law provides that the annual stockholder meeting may be called by a corporation's board of directors or by such person or persons as may be authorized by a corporation's articles of incorporation or bylaws. Our articles of incorporation provide that annual stockholder meetings may be called only by our board of directors or a duly designated committee of the board. Although we believe that this provision will discourage stockholder attempts to disrupt the business of Diagnostics between annual meetings, its effect may be to deter hostile takeovers by making it more difficult for a person or entity to obtain immediate control of us.

Classified board of directors and removal of directors. Our articles of incorporation provide that the board of directors is to be divided into three classes which shall be as nearly equal in number as possible. The directors in each class serve for terms of three years, with the terms of one class expiring each year. Each class currently consists of approximately one-third of the number of directors. Each director will serve until his successor is elected and qualified. A classified board of directors could make it more difficult for stockholders, including those holding a majority of our outstanding stock, to force an immediate change in the composition of a majority of the board of directors. Since the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the stockholders to change a majority, whereas a majority of a non-classified board may be changed in one year. The provision for a staggered board of directors affects every election of directors and is not triggered by the occurrence of a particular event such as a hostile takeover. Thus a staggered board of directors makes it more difficult for stockholders to change the majority of directors even when the reason for the change would be unrelated to a takeover.

Restriction of maximum number of directors and filling vacancies on the board of directors. Nevada law requires that the board of directors of a corporation consist of one or more members and that the number of directors shall be set by or in the manner described in the corporation's articles of incorporation or bylaws. Our articles of incorporation provides that the number of directors (exclusive of directors, if any, to be elected by the holders of preferred stock) shall not be less than one or more than 15, as shall be provided from time to time in accordance with the bylaws. The power to determine the number of directors within these numerical limitations is vested in the board of directors and requires the concurrence of at least two-thirds of the entire board of directors. The effect of such provisions may be to prevent a person or entity from quickly acquiring control of Diagnostics through an increase in the number of the directors and election of nominees to fill the newly created vacancies.

Advance notice requirements for nomination of directors and proposal of new business at annual stockholder meetings. Our articles of incorporation provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a stockholder meeting must submit written notice not less than 30 or more than 60 days in advance of the meeting provided. This advance notice requirement may give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if the stockholders believe such nominees or proposals are in their interests. These provisions may tend to discourage persons from bringing up matters disclosed in the proxy materials furnished to the stockholders and could inhibit the ability of stockholders to bring up new business in response to recent developments.

47

SHARES ELIGIBLE FOR FUTURE SALES

After completion of the spin-off, there will be 32,205,000 Diagnostics’ shares of common stock outstanding plus and additional shares issued to round up fractional shares, based upon the number of shares of common and preferred shares outstanding on June 30, 2012. 19,350,000 of these shares will be freely transferable without restriction under the Securities Act except for 12,103,900 shares that are owned by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, which includes the directors and significant stockholders of Arrayit who become affiliates of us. Shares of our common stock held by affiliates may not be sold unless they are registered under the Securities Act or are sold pursuant to an exemption from registration, including an exemption contained in Rule 144 under the Securities Act. Further, as described below, we plan to file a registration statement to cover the shares issued under our equity incentive plans.

Rule 144

In general, Rule 144 under the Securities Act, as in effect on the date of this prospectus, authorizes a person who is one of our affiliates, or who is selling shares on behalf of one of our affiliates, and has beneficially owned shares of our common stock for at least six months would be entitled to sell, within any three-month period a number of shares that does not exceed the greater of:

•    one percent of the number of shares of our common stock then outstanding, which will equal approximately 301,414 if all the shares in this offering are sold; and

•    the average weekly trading volume of our common stock during the four-calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Approximately 30,141,400 shares of common stock will be outstanding upon completion of the spin-off and sale by the AEF Master, the selling shareholder. Of these shares, all of the shares distributed in the spin-off will be freely tradable without restriction under the Securities Act, unless acquired by our “affiliates” as that term is defined under Rule 144 under the Securities Act. The remaining 12,855,000 shares of common stock outstanding after this offering will be “restricted securities” within the meaning of Rule 144. Restricted securities may be sold in the public market only if they are registered under the Securities Act or are sold pursuant to an exemption from registration, including the exemptions provided by Rule 144 and Rule 701 under the Securities Act, which rules are summarized below. The remaining shares of common stock held by our existing stockholders upon completion of this spin-off will be available for sale in the public market taking into account the provisions of Rules 144 and 701 under the Securities Act.

Shares received by our affiliates in the spin-off or upon exercise of stock options or upon vesting of other equity-linked awards may be “controlled securities” rather than “restricted securities.” “Controlled securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

A person or persons whose shares are aggregated who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months, including the holding period of any prior owner other than an affiliate, would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person, who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year, including the holding period of any prior owner other than an affiliate, would be entitled to sell those shares without restriction.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resale of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. Most of our employees, executive officers or directors who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling their shares.

48

Equity plans

As soon as practicable after the completion of this offering, we are eligible to file a Form S-8 registration statement under the Securities Act to register shares of our common stock subject to options reserved for issuance under the 2009 Plan. Such registration statement will become effective immediately upon filing, and shares covered by that registration statement will thereupon be eligible for sale in the public markets, subject to Rule 144 limitations applicable to affiliates and any lock-up agreements. For a more complete discussion of our stock plans, see “Management—Executive Compensation—Compensation Discussion and Analysis.”

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by Sonfield & Sonfield, Houston, Texas.

EXPERTS

The financial statements of Arrayit Diagnostics, Inc. for the period from inception, June 2, 2009, through December 31, 2011, included elsewhere in this Prospectus have been audited by Moss, Krusick & Associates, LLC, independent registered public accounting firm, as stated in its report appearing herein, and are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing. With respect to the unaudited financial statements of Arrayit Diagnostics, Inc. as of June 30, 2012 and for the six months ended June 30, 2012 and 2011 and the period from inception through June 30, 2012, included elsewhere in this Prospectus, such statements have not been audited by Moss, Krusick & Associates, LLC and that firm does not express an opinion on them.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Nevada Revised Statutes authorizes indemnification of a director, officer, employee or agent of the Company against expenses incurred in connection with any action, suit, or proceeding to which he or she is named a party by reason of his or her having acted or served in such capacity, except for liabilities arising from his or her own misconduct or negligence in performance of his or her duty. In addition, even a director, officer, employee, or agent of the Company who was found liable for misconduct or negligence in the performance of his or her duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the Nevada Revised Statutes, our Amended and Restated Bylaws or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act of 1933 with respect to the shares of our common stock being registered hereunder. This prospectus, which forms a part of the Registration Statement, does not contain all the information included in the Registration Statement and the exhibits thereto, to which reference is hereby made. You should refer to the Registration Statement, including its exhibits and schedules, for further information about Arrayit, its common stock and our stock being spun-off pursuant to this prospectus. From and after the effective date of the spin-off, we will become subject to the informational requirements of the Securities Exchange Act of 1934.

Accordingly, we will file annual, quarterly and other reports and other information with the SEC. Arrayit is required to file annual, quarterly and other information with the SEC, and such reports and other information may contain important information about us. For so long as Diagnostics has been operating, the results of our operations have been included in Arrayit’s consolidated financial statements.

You may read and copy the Registration Statement and the reports and other information we may in the future file at the SEC’s Public Reference Room located at Station Place, 100 F Street, N.E., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our future SEC filings will also be available to the public from commercial document retrieval services and at the Internet world-wide website maintained by the SEC at www.sec.gov. Information on in our website does not form a part of this prospectus.

No person is authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any distribution of securities made hereunder shall imply that there has been no change in the information set forth herein or in our affairs since the date hereof.

No person is authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any distribution of securities made hereunder shall imply that there has been no change in the information set forth herein or in our affairs since the date hereof.

INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data in this prospectus from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

FINANCIAL STATEMENTS

The Financial Statements required by Article 8 of Regulation S-X are stated in U.S. dollars and are prepared in accordance with Accounting Principles Generally Accepted in the United States of America (“US GAAP”). The following financial statements Arrayit Diagnostics, Inc., Inc. are filed as part of this Prospectus.

50

ARRAYIT DIAGNOSTICS, INC.

(a development stage company)

F-1

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Arrayit Diagnostics, Inc.

We have audited the accompanying consolidated balance sheets of Arrayit Diagnostics, Inc. (a development stage company) as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and for the period from inception (June 2, 2009) through December 31, 2011. Arrayit Diagnostics, Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Arrayit Diagnostics, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years ended December 31, 2011 and 2010, and the period from inception (June 2, 2009) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered operating losses and has accumulated deficits and negative cash flows from operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moss, Krusick & Associates, LLC

Winter Park, Florida

November 9, 2012

F-2

ARRAYIT DIAGNOSTICS, INC.

(a development stage company)

CONSOLIDATED BALANCE SHEETS

June 30, 2012, December 31, 2011 and 2010

	June 30,	December 31,	December 31,
	$2012 (unaudited)	$2011	$2010
ASSETS

CURRENT ASSETS

Cash and equivalents	21,312	143	143

Deferred development costs	-	-	10,000

Total current assets	21,312	143	10,143

Fixed assets (net of accumulated depreciation of $36,245, $29,700 and $16,609, respectively)	3,027	9,572	22,663

Other assets, net	-	1	1

Total assets	$24,339	$9,716	$32,807

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$499,546	$417,677	$187,239

Accrued liabilities	20,000	20,000	20,000

Due to Arrayit Corporation and subsidiaries	505,537	505,537	484,977
Notes payable, current portion (net of debt discount of $0, $0 and $8,916, respectively)	163,579	131,980	111,095
Total current liabilities	1,188,662	1,075,194	803,311

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred series B stock, $0.001 par value; 20,000,000 shares authorized, 3,000 issued and outstanding	3	3	3
Common stock, $0.001 par value; 480,000,000 shares authorized, 32,205,000, 25,345,000 and 24,750,000 issued and outstanding	30,205	25,345	24,750

Additional paid in capital	1,266,390	198,210	-

Accumulated deficit during development stage	(2,462,921)	(1,289,036)	(997,666)

Total stockholders' equity (deficit)	(1,164,323)	(1,065,478)	(972,913)

Non-controlling interests

Royalty interests	-	-	285,000

Less: Subscription receivable	-	-	(13,750)

Interest in subsidiary's accumulated deficit	-	-	(68,841)

Total non-controlling interests	-	-	202,409

Total stockholders' equity (deficit)	(1,164,323)	(1,065,478)	(770,504)

Total liabilities and stockholders' equity (deficit)	$24,339	$9,716	$32,807

F-3

ARRAYIT DIAGNOSTICS, INC.

(a development stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Periods from Inception, June 2, 2009, to June 30, 2012

					June 2, 2009
	Six Months Ended		Year Ended		(inception) to
	June 30,		December 31,		June 30,
	2012	2011	2011	2010	2012
	(unaudited)	(unaudited)			(unaudited)
Revenues:	$-	$-	$-	$-	$-

Operating expenses:
Consulting	1,000,000	-	-	-	1,000,000
Salaries	88,120	80,594	155,594	316,881	880,424
Research and development	25,000	67,984	95,823	166,747	317,570
Depreciation	6,546	6,546	13,091	16,609	36,246
Office and general	7,073	898	6,497	18,492	34,875
Professional fees	18,300	1,085	3,085	30,544	69,929
Travel and entertainment	22,247	-	-	-	22,247
Public relations	-	-	-	82,088	97,088
Total operating expenses:	1,167,286	157,107	274,090	631,361	2,458,379
Operating loss	(1,167,286)	(157,107)	(274,090)	(631,361)	(2,458,379)

Interest expense	6,599	14,900	20,884	49,804	76,987
Loss before non controlling interest	(1,173,885)	(172,007)	(294,974)	(681,165)	(2,535,366)
Net loss attributable to non controlling interests	-	3,604	3,604	61,694	72,445
Net loss attributable to common stockholders	(1,173,885)	(168,403)	(291,370)	(619,471)	(2,462,921)

Loss per share	(0.04)	(0.01)	(0.01)	(0.03)

Weighted average shares outstanding	30,659,435	24,875,611	25,111,890	24,508,356

F-4

ARRAYIT DIAGNOSTICS, INC.
(a development stage company)
Consolidated Statement of Changes in Stockholders' Equity (Deficit)
For the Periods from Inception, June 2, 2009, to June 30, 2012

	CONTROLLING INTERESTS							NON-CONTROLLING INTERESTS
	Preferred Series B		Common Stock
	Number of Issued Shares	Amount	Number of Issued Shares	Amount	Additional Paid-in Capital	Accumulated Deficit During Development Stage	Total	Royalty Interest	Subscription Receivable	Interest in Subsidiaries' Accumulated Deficit During Development Stage	Total Non- Controlling Interest	Total Equity (Deficit)
Balance, June 2, 2009	-	$-	-	$-	$-	$-	$-	$-	$-	$-	$-	$-

Issued for services	3,000	3	-	-	-	-	3	-	-	-	-	3

Issued for technology transfer	-	-	24,300,000	24,300	-	-	24,300	-	-	-	-	24,300

Royalty Interest	-	-	-	-	-	-	-	285,000	(13,750)	-	271,250	271,250

Loss for the period June 2, 2009 to December 31, 2009	-	-	-	-	-	(378,195)	(378,195)	-	-	(7,147)	(7,147)	(385,342)

Balance, December 31, 2009	3,000	3	24,300,000	24,300	-	(378,195)	(353,892)	285,000	(13,750)	(7,147)	264,103	(89,789)

Issued for services	-	-	450,000	450	-	-	450	-	-	-	-	450

Loss for the fiscal year 2010	-	-	-	-	-	(619,471)	(619,471)	-	-	(61,694)	(61,694)	(681,165)

Balance, December 31, 2010	3,000	3	24,750,000	24,750	-	(997,666)	(972,913)	285,000	(13,750)	(68,841)	202,409	(770,504)

Acquisition of Subsidiary interest	-	-	595,000	595	198,210	-	198,805	(285,000)	13,750	72,445	(198,805)	-

Loss for the fiscal year 2011	-	-	-	-	-	(291,370)	(291,370)	-	-	(3,604)	(3,604)	(294,974)

Balance, December 31, 2011	3,000	$3	25,345,000	$25,345	$198,210	$(1,289,036)	$(1,065,478)	$-	$-	$-	$-	$(1,065,478)

Issued for services (unaudited)	-	-	5,000,000	5,000	995,000	-	1,000,000	-	-	-	-	1,000,000

Issued for cash (unaudited)	-	-	375,200	375	74,665		75,040					75,040

Anti-dilution shares (unaudited)			1,484,800	1,485	(1,485)

Loss for the six months ended June 30, 2012 (unaudited)	-	-	-	-	-	(1,173,885)	(1,173,885)	-	-	-	-	(1,173,885)

Balance, June 30, 2012 (unaudited)	3,000	$3	30,205,000	$32,205	$1,266,390	$(2,462,921)	$(1,164,323)	$-	$-	$-	$-	$(1,164,323)

F-5

ARRAYIT DIAGNOSTICS, INC.

(a development stage company)

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Six Months Ended June 30, 2012 and 2011, and the Years Ended December 31, 2011 and 2010, and the Period from Inception, June 2, 2009, to June 30, 2012

					For the Period
	Six Months Ended		Years Ended		from June 2, 2009
	June 30,		December 31,		(Inception) to
	2012	2011	2011	2010	June 30, 2012
	(unaudited)	(unaudited)			(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,173,885)	$(172,007)	$(294,974)	$(681,165)	$(2,535,366)
Adjustments to reconcile net loss to net cash used by operations:
Depreciation	6,545	6,546	13,091	16,609	36,245
Amortization of deferred financing costs	-	-	-	12,500	12,500
Amortization of debt discount	-	8,916	8,916	32,692	41,608
Stock compensation	1,000,000	-	-	-	1,000,000
Stock options of parent issued for compensation - related party	-	-	-	85,250	338,639
Stock of parent issue to officer for salary - related party	-	-	-	123,337	173,337
Other	-	20,560	20,560	5,973	26,533
Changes in operating assets and liabilities
(Increase) decrease in deferred development costs - related party	-	10,000	10,000	100,900	-
Interest accrued on notes payable	6,600	5,984	11,969	4,611	23,180
Increase in accounts payable and accrued liabilities	81,869	120,001	230,438	181,798	519,546
Net cash used by operating activities	(78,871)	-	-	(117,495)	(363,778)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	-	-	-	(39,272)
Net cash used by investing activities	-	-	-	-	(39,272)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock	75,040	-	-	-	75,040
Payment of deferred offering costs	-	-	-	-	(12,500)
Proceeds from royalty interests	-	-	-	-	271,250
Proceeds from issuances of notes payable	25,000	-	-	115,400	140,400
Related party advances	-	-	-	-	(49,828)

Net cash provided by financing activities	100,040	-	-	115,400	424,362
Net increase (decrease) in cash	21,169	-	-	(2,095)	21,312

Cash and equivalents, beginning of period	143	143	143	2,238	-
Cash and equivalents, end of period	$21,312	$143	$143	$143	$21,312

Supplemental cash flow information:
Significant non-cash investing and financing activities:
Common stock issued to parent for technology rights - related party	$-	$-	$-	$-	$24,300
Common stock issued for services	$-	$-	$-	$450	$450
Preferred stock issued for services	$-	$-	$-	$-	$3
Subscription receivable	$-	$-	$-	$-	$13,750
Beneficial conversion feature	$-	$-	$-	$41,608	$41,608
Common stock issued for subsidiary interest	$-	$595	$595	$-	$-
Acquisition of subsidiary interest	$-	$198,210	$198,210	$-	$198,805
Anti-dilution shares	$1,485	$198,210	$198,210	$-	$1,485
F-6

ARRAYIT DIAGNOSTICS, INC.

(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2012 (unaudited) and December 31, 2011

NOTE 1 – DESCRIPTION OF BUSINESS AND GOING CONCERN

Arrayit Diagnostics, Inc. (the “Company”) develops medical tests and markets these tests to the medical community. The Company was incorporated on June 2, 2009 under the laws of the State of Nevada. Arrayit Corporation is its controlling parent, holding 61% of the issued, outstanding and voting shares.

On December 12, 2011, Arrayit Corporation signed an Agreement and Plan of Distribution with its subsidiary, Arrayit Diagnostics, Inc., whereby 19,350,000 shares of common stock of Arrayit Diagnostics owned by Arrayit Corporation will be distributed ratably to the shareholders of Arrayit Corporation on the record date which will be upon successful completion of the Form S-1 registration statement by Arrayit Diagnostics, Inc.

Going Concern

The accompanying consolidated financial statements of the Company were prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant net losses and negative cash flows from operations since inception. At June 30, 2012, December 31, 2011 and 2010, the Company had accumulated deficits of $2,462,921, $1,289,036 and $997,666, respectively. The Company currently concentrates its resources on developing clinical protein biomarker diagnostic products and services, and it does not expect to generate substantial revenue until certain diagnostic tests are cleared by the United States Food and Drug Administration and commercialized. Management believes that current available resources will not be sufficient to fund the Company’s planned expenditures over the next twelve months. The Company’s ability to continue to meet its obligations and to achieve its business objectives is dependent upon, among other things, raising additional capital or generating sufficient revenue in excess of costs. At such time as the Company requires additional funding, the Company will seek to raise such additional funding from various possible sources, including the public equity market, private financings, sales of assets, collaborative arrangements and debt. If the Company raises additional capital through the issuance of equity securities or securities convertible into equity, stockholders will experience dilution, and such securities may have rights, preferences or privileges senior to those of the holders of common stock or convertible senior notes. If the Company raises additional funds by issuing debt, the Company may be subject to limitations on its operations, through debt covenants or other restrictions. If the Company obtains additional funds through arrangements with collaborators or strategic partners, the Company may be required to relinquish its rights to certain technologies or products that it might otherwise seek to retain. There can be no assurance that the Company will be able to raise additional funds, or raise them on acceptable terms. If the Company is unable to obtain financing on acceptable terms, it may be unable to execute its business plan, the Company could be required to delay or reduce the scope of its operations, and the Company may not be able to pay off its obligations, if and when they come due. These consolidated financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities or other adjustments that may be necessary should the Company not be able to continue as a going concern.

The Company’s inability to operate profitably and to generate cash flows consistently from operations and its reliance on external funding either from loans or from equity, raise substantial doubt about the Company’s ability to continue as a going concern.

F-7

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Through May 23, 2011, Consolidated Financial Statements of the Company include the following majority-owned subsidiaries for all or a portion of the periods indicated, each of which has been consolidated since the date the Company acquired majority-voting control (collectively, the “Consolidated Subsidiaries”):

	Date of Incorporation	Business of Entity	Ownership
Parent: Arrayit Diagnostics, Inc.	June 2, 2009	Develops medical tests and through its partially owned subsidiaries markets these tests to the medical community. incorporating the technology and equipment developed by Arrayit Corporation	78.2% owned by Arrayit Corporation

Subsidiary: Arrayit Diagnostics (Ovarian), Inc.	June 16, 2009	Markets a test for Ovarian Cancer incorporating the technology and equipment developed by Arrayit Corporation	80% owned by Arrayit Diagnostics, Inc.

Arrayit Diagnostics (Parkinson), Inc.	October 15, 2009	Markets a test for Parkinson’s Disease incorporating the technology and equipment developed by Arrayit Corporation	80% owned by Arrayit Diagnostics, Inc.

F-8

On May 23, 2011, the Company acquired the outstanding 20% non-controlling interest in Arrayit Diagnostics (Ovarian), Inc., recognizing no gain or loss on the transaction. Arrayit Diagnostics (Ovarian), Inc. was then collapsed into the Company.

Also on May 23, 2011, the Company acquired the outstanding 20% non-controlling interest in Arrayit Diagnostics (Parkinson), Inc., also recognizing no gain or loss on the transaction, and distributed the now 100% owned subsidiary directly to Arrayit Corporation. As part of the exchange, Parkinson’s name was changed to Arrayit Scientific Solutions, Inc.

In connection with these May 23, 2011 transactions, amounts that were previously presented as non-controlling interests were recorded as additional paid-in capital as of December 31, 2011. Subsequent to the year ended December 31, 2011, 595,000 shares of Arrayit Diagnostics, Inc. stock were issued as consideration for the non-controlling interests.

On December 12, 2011, Arrayit Corporation signed an Agreement and Plan of Distribution with its subsidiary, Arrayit Diagnostics, Inc., whereby 19,350,000 shares of common stock of Arrayit Diagnostics, Inc. (78.2% of the total outstanding) owned by Arrayit Corporation will be distributed ratably to the shareholders of Arrayit Corporation on the record date which will be upon successful completion of the Form S-1 registration statement by Arrayit Diagnostics, Inc.

Financial Reporting:

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America. Revenues and expenses are reported on the accrual basis, which means that income is recognized as it is earned and expenses are recognized as they are incurred.

Management acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Development Stage Company:

The Company is in the development stage in accordance with the Accounting and Reporting by Development Stage Enterprises Topic of the Financial Accounting Standards Board’s Accounting Standards Codification (FASB ASC). The Company has not generated any revenues since inception.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While the Company believes that such estimates are fair when considered in conjunction with the financial statements taken as a whole, the actual amounts of such estimates, when known, will vary from these estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. The Company’s significant estimates include those related to stock compensation and awards.

F-9

Cash and Cash Equivalents:

The Company considers all highly liquid securities with original maturities of three months or less when acquired, to be cash equivalents.

Fixed Assets

Fixed assets consists of a microarray scanner purchased from Arrayit Corporation for $39,272 in 2009. Fixed assets are being recorded at cost less accumulated depreciation. Depreciation and amortization on property and equipment are determined using the straight-line method over the three year estimated useful life of the asset.

Income Taxes:

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes.  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  A valuation allowance is recorded and deducted from deferred tax assets when the deferred tax assets are not expected to be realized based on currently available evidence.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Fair Value Measurements:

U.S. GAAP for fair value measurements establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three levels. The fair value hierarchy gives the highest priority to quoted market prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Level 2 inputs are inputs, other than quoted prices included within Level 1, which are observable for the asset or liability, either directly or indirectly. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

At June 30, 2012, the Company has no instruments that require additional disclosure. The carrying amounts of the Company’s short-term financial instruments, including cash and equivalents and accounts payable approximate fair value because of the short period to maturity for these instruments.

Revenue Recognition:

Overview

The Company will recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is reasonably assured. In instances where final acceptance of the product or system is required, revenue is deferred until all the acceptance criteria have been met.

F-10

Product Sales

Product sales will include sales of probe arrays, reagents and related instrumentation. Probe array, reagent and instrumentation revenues are recognized when earned, which is generally upon shipment and transfer of title to the customer and fulfilment of any significant post-delivery obligations. Accruals are provided for anticipated warranty expenses at the time the associated revenue is recognized.

Services

Services revenue will be comprised of equipment service revenue; revenue from custom probe array design fees; and scientific services revenue, which includes associated consumables.

Diagnostic Revenue

Revenue from medical testing and scientific services will be recognized upon shipment of the reported results.

Other Income

The Company recognizes interest income as earned.

Accounting for Uncertainty in Income Taxes:

The FASB has issued guidance on Accounting for Uncertainty in Income Taxes, FASB ASC 740, Income Taxes.  Management has concluded that the Company has taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance.

Non-Controlling Interest:

The Company accounted for the non-controlling interest in its two subsidiaries, prior to May 23, 2011, under FASB ASC 810-10-45-16, Non-controlling Interest in a Subsidiary. This standard defines a non-controlling interest, previously called a minority interest, as the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. The standard requires, among other items, that a non-controlling interest be included in the consolidated statement of financial position within equity separate from the parent's equity; consolidated net income to be reported at amounts inclusive of both the parent's and non-controlling interest’s shares and, separately, the amounts of consolidated net income attributable to the parent and non-controlling interest all on the consolidated statement of operations; and if a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary be measured at fair value and a gain or loss be recognized in net income based on such fair value. Additionally, the standard defines a non-controlling interest as a financial instrument issued by a subsidiary that is classified as equity in the subsidiary's financial statements. A financial instrument issued by a subsidiary that is classified as a liability in the subsidiary's financial statements based on the guidance in other standards is not a controlling interest because it is not an ownership interest.

Royalty interests that entitle the holder to participate in future earnings and are not repayable are classified as non-controlling interests.

Deferred Offering Costs:

The Company may incur legal and accounting fees, as well as due diligence fees related to the preparation of any pending financing.  Such costs may initially be deferred until the offering is completed, at which time they will be recorded as a reduction of gross proceeds from the offering, or expensed to operations if the offering is unsuccessful. Other start-up costs are expensed as incurred.

F-11

Recently Issued Accounting Pronouncements:

In June 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-05, Presentation of Comprehensive Income, which eliminates the current option to present components of other comprehensive income as part of the statements of changes in stockholder’s equity and requires entities to present comprehensive income in either a single continuous statement of comprehensive income or in two separate but consecutive statements. The amendments do not change the components of other comprehensive income. The new disclosure requirements was effective for the six months ended June 30, 2012 and had no impact on the financial statements.

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change.

NOTE 3 – OTHER ASSETS, NET

Pursuant to a, perpetual, non-exclusive, “Technology Assignment Agreement” entered into as of July 18, 2009 between Arrayit Diagnostics, Inc. (the Company) and Arrayit Corporation (the Parent), the Parent assigned to the Company an exclusive, worldwide interest in all trade secrets and protocols required for the production and use of the Ovarian Cancer biomarker panel for the early stage (pre-symptomatic) screen and detection of Ovarian Cancer and monitoring of early and late state Ovarian Cancer in human Patients. The Assignment is carried at a nominal value of $1.00.

NOTE 4 – DEFERRED DEVELOPMENT COSTS

Deferred development costs included $110,900 paid to the Company’s parent, Arrayit Corporation, in 2009 to complete the development of the Ovarian Cancer tests. The Company evaluated the progress to date and determined that the development is complete, and expensed the deferred development costs to research and development expenditures. Amounts expensed to research and development for deferred development costs totalled $10,000 in 2011 and $100,900 in 2010.

F-12

NOTE 5 – NOTES PAYABLE

Notes payable consisted of the following at the following dates:

	June 30, 2012	December 31, 2011	December 31, 2010
	(Unaudited)
NOTES PAYABLE - ARRAYIT DIAGNOSTICS, INC.

Note payable to WEM Equity Capital, with interest at 10%, due January 22, 2011 and now past due, secured by 1,000,000 shares of Company's common stock. The terms also called for Arrayit Corporation to issue 300,000 warrants for shares of common stock of Arrayit Corporation at $0.22 per share, expires February 15, 2013.	$76,640	$72,990	$66,371

LESS: Unamortized loan fee and discount in connection with the obtaining of the loan	-	-	(8,916)

Note payable to Juggernaut Financial Group, LLC, interest at 10%, due August 10, 2010 and is now past due, secured by 200,000 shares of the Company's common stock, pledged by Company shareholders.	61,939	58,990	53,640

Note payable to Chief Executive Officer of the Company, annual interest of 10%, due on demand.	25,000	-	-

Total Notes Payable	$163,579	$131,980	$111,095

NOTE 6 – ROYALTY OBLIGATIONS

(a)	Advisory Agreement

Under paragraph 2 (b) of an advisory agreement dated August 11, 2009 between Arrayit Diagnostics, Inc. and a limited liability partnership, controlled by parties that were also shareholders in Arrayit Corporation, there was a contractual obligation to pay a Royalty of Twenty percent (20%) of the net sales of Arrayit Diagnostics, Inc., and its subsidiaries. “Net Sales” means the gross selling price by the Company and sub-licensees for the sale of any product or products, less trade discounts allowed, credits for claims or allowances, commissions, refunds, returns and recalls.

The term of the advisory agreement was five years. The royalties and ownership provisions were in perpetuity.

The entitlement to royalties under the advisory agreement was decreased by obligation to pay royalties to other advisors and investors. With respect to the revenue generated by Arrayit Diagnostics (Ovarian), Inc. as described in (b) below the Company was obligated to pay a 0.95% royalty to purchasers of royalty interests, thereby reducing the Company’s obligation to the advisor by a similar amount, resulting in a net royalty obligation to the advisor of 19.05% on revenue generated by the Ovarian subsidiary.

During the periods ended June 30, 2012 (unaudited), December 31, 2011 and 2010 there were no revenues earned and hence no obligation to pay any royalties.

F-13

On March 5, 2012, the 20% royalty interests were exchanged for 385,000 common shares of Arrayit Diagnostics, Inc.

(b) Royalty Interests – ARRAYIT DIAGNOSTICS (OVARIAN), INC.

Third party investors, who were not related parties with the Parent Company, purchased royalty interests in the amount of $285,000 in Arrayit Diagnostics (Ovarian), Inc., in return for a zero decimal nine five percent (0.95%) royalty on net sales of the Ovarian test. Amounts received with respect to these royalty interests were shown as Non-Controlling Interests on the Balance Sheet, as there are no terms of repayment of the royalty interests.

During the periods ended June 30, 2012 (unaudited), December 31, 2011 and 2010 there were no revenues earned and hence no obligation to pay any royalties.

On March 5, 2012, the 0.95% royalty interests were exchanged for 210,000 common shares of Arrayit Diagnostics, Inc.

(c) Wayne State University – ARRAYIT DIAGNOSTICS (OVARIAN), INC.

Under terms of a biomarker license agreement between Wayne State University (“WSU”) and the Company, effective December 7, 2009, the Company is obligated to pay WSU royalties of 5% of net sales and a minimum yearly royalty starting in 2011. The royalty expense for the period ended June 30, 2012 (unaudited) was $25,000 and $50,000 for the year ended December 31, 2011. The following is a schedule of the future minimum royalty payments for the next five years that are expected to be paid under the license agreement as of December 31, 2011:

2012	$50,000

2013	150,000

2014	150,000

2015	300,000

2016	300,000

$950,000

The license agreement can be terminated by either party. The Company has the right to terminate the license agreement for any reason with 120 days’ notice to WSU.

(d) The Parkinson’s Institute – ARRAYIT DIAGNOSTICS (PARKINSON’S), INC.

Pursuant to an agreement dated February 9, 2009 between TeleChem International (doing business as Arrayit), a wholly owned subsidiary of Arrayit Corporation and The Parkinson's Institute, a California Corporation, Arrayit Diagnostics (Parkinson’s), Inc. was obligated to make payments of 5% of gross earnings generated from Research derived from the biological specimens from Parkinson's disease patients and control patients provided by the Parkinson's Institute.

There were no revenues generated from June 2, 2009 (inception) through June 30, 2012 and hence not obligated to pay any amounts to the Parkinson’s Institute.

F-14

On May 23, 2011, the Company acquired the outstanding 20% non-controlling interest in Arrayit Diagnostics (Parkinson), Inc., also recognizing no gain or loss on the transaction, and distributed the then 100% owned subsidiary directly to Arrayit Corporation.

NOTE 7 – SHARE CAPITAL

The Company is authorized to issue a total of 500,000,000 shares of stock, including 480,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

In 2009, the Company issued 3,000 series B preferred shares to its President and CEO. The 3,000 issued and outstanding shares of series B preferred stock, voting as a class, have the number of votes equal to twice the number of votes of all outstanding shares of capital stock such that the holders of outstanding shares of Series B preferred stock shall always constitute a two-thirds of the voting rights of the corporation.

In June 2009, the Company issued 1,000 common shares to its Parent as compensation for the Technology Assignment, more fully described in Note 3.

In June 2009, the Company issued 250 common shares pursuant to paragraph 2 (a) of an advisory agreement dated August 11, 2009 between Arrayit Diagnostics, Inc. (the Company’s parent company) and a limited liability partnership, not affiliated with the company or its parent. This advisory agreement created a contractual obligation to issue Twenty percent (20%) of the fully diluted equity (the “Equity”) of the Arrayit Diagnostics, Inc., and its subsidiaries, which includes the Company, which shall be fully earned and non-refundable in consideration of its execution of the Agreement. On July 15, 2010, the Company issued an additional 25 common shares to the limited liability partnership.

On July 15, 2010, the Company issued 100 common shares to its President and CEO.

On July 15, 2010, the Company issued a stock dividend which included a 6000:1 common stock split. On May 23, 2011, the Company issued another stock dividend which included an additional 3:1 common stock split. Additionally, 500,000 shares were surrendered on May 23, 2011. These transactions have been accounted for retroactively within the financial statements.

On May 15, 2012 the Company issued 1,484,800 common shares to Recap Marketing and Consulting, LLP (Recap), in compliance with an anti-dilution clause contained in the 2009 consulting agreement with Recap. This clause was terminated on June 30, 2012.

As a result of these transactions, there were 3,000 preferred shares outstanding and 32,205,000 common shares outstanding at June 30, 2012.

NOTE 8 – STOCK-BASED COMPENSATION

The Company follows FASB ASC 718, "Compensation-Stock Compensation" and ASC 505, “Equity”, to account for its stock options and similar equity instruments issued.  Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. ASC 718 and ASC 505 require excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

Operations for the six months ended June 30, 2012 (unaudited) included $1,000,000 of stock based compensation arising from the granting of 5,000,000 shares of common stock. Operations for the year ended December 31, 2011 and 2010 includes $450 in compensation arising from the granting of 450,000 shares of common stock.

F-15

Operations for the year ended December 31, 2010 and for the period from June 2, 2009 (inception) to June 30, 2012 include $208,587 and $511,976, respectively, in stock and stock option based compensation expense relating to stock and options issued by Arrayit Corporation, the Company’s parent. These amounts were recorded at fair value based upon the trading price of the parent company’s stock on the date of grant and Black-Scholes option pricing models as determined by the parent.

NOTE 9 – RELATED PARTY TRANSACTIONS

The amounts due of $505,537 to Arrayit Corporation and its subsidiaries are non-interest bearing, unsecured, and have no specific terms of repayment. The amounts arose from stock compensation to the Company’s President satisfied by share issuances and options of Arrayit Corporation.

Fixed assets with a cost of $39,272 were purchased from Arrayit Corporation at third party arms length pricing, less accumulated depreciation.

Development costs of $110,900 were paid to Arrayit Corporation to further develop the pre-symptomatic Ovarian Cancer test. The Company evaluated the progress to date and determined that the development is complete, and expensed the deferred development costs to research and development expenditures.

Premises are provided at no cost to the Company by a stockholder.

NOTE 10 – INCOME TAXES

At June 30, 2012, December 31, 2011 and 2010, the Company had net operating loss (NOL) carry-forwards available to offset future taxable income of approximately $2,462,921, $1,289,036 and 997,666, respectively. The utilization of the NOL carry-forwards is dependent upon the tax laws in effect at the time the NOL carry-forwards can be utilized. A valuation allowance of approximately $985,000 at June 30, 2012, $515,000 at December 31, 2011 and $399,000 at December 31, 2010 has been recorded against the deferred tax asset (tax benefit of the NOL) due to the uncertainty surrounding its realization caused by the Company’s recurring losses. The valuation allowance changed by approximately $470,000, $117,000 and $248,000 during 2012, 2011 and 2010, respectively. The NOL carry-forwards will expire in 2019.

NOTE 11 – SUBSEQUENT EVENTS

Management evaluated subsequent events through August 20, 2012, the date the financial statements were available to be issued.

F-16

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution *

The expenses relating to the registration of the securities will be borne by registrant. Such expenses are estimated to be as follows: The following table sets forth an itemized statement of all cash expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fee	$4,111
Blue sky fees and expenses*	14,500
Printing and related expenses*	1,500
Legal fees	42,500
Accounting fees and expenses	20,000
Transfer Agent fees*	3,000
Miscellaneous*	1,500
TOTAL	$87,111

*Estimated.

Item 14. Indemnification of Directors and Officers

Pursuant to the provisions of the Nevada Revised Statutes 78.7502 to 78.752 (the “NRS”), we must indemnify directors and officers for any expenses, including attorneys’ fees, actually and reasonably incurred by any director or officer in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such director or officer because of his or her status as a director or officer, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The NRS permits a corporation to indemnify a director or officer, even in the absence of an agreement to do so, for expenses actually and reasonably incurred in connection with any action or proceeding (i) if such officer or director (a) acted in good faith and in a manner in which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, (b) is not liable pursuant to Section 78.138 of the NRS (fiduciary duties), and (c) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, or (ii) with respect to an action by or in the right of the corporation, if such director or officer (a) acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and (b) is not liable pursuant to Section 8.138 of the NRS (fiduciary duties), except that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines upon application that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The NRS also prohibits indemnification of a director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the NRS may permit a director or officer to apply to the court for approval of indemnification even if the director or officer is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law. The NRS further provides that a corporation may purchase and maintain insurance for directors and officers against liabilities incurred while acting in such capacities regardless of whether the corporation has the authority to indemnify such persons under the NRS. Any discretionary indemnification under the NRS must be authorized upon a determination that such indemnification is proper: (i) by the stockholders, (ii) by a majority of a quorum of disinterested directors, or (iii) by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

II-1

Article XII of the company’s articles of incorporation provide for the indemnification of a present or former director or officer, or person who is or was serving at the request of the company as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan) to the fullest extent permitted by Nevada law. Such indemnification shall include expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually incurred by him in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative because such individual is or was a director or officer. Additionally, the company will advance any and all such expenses to the individual upon request.

The company’s bylaws are silent with respect to indemnification.

The company has entered into an indemnification agreement with each of its directors and officers. The agreement provides that the company will indemnify, defend and hold harmless the director and/or officer to the fullest extent permitted by Nevada law.

The company also maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers. The directors and officers are not required to pay any premium in respect of this insurance. The policy contains various industry exclusions and no claims have been made thereunder to date.

See page 49 for a description of the SEC’s position regarding such indemnification provisions.

Item 15.	Recent Sales of Unregistered Securities

During the three years preceding the filing of this registration statement, we issued and sold the following securities that were not registered under the Securities Act:

On January 4, 2012, we issued for $10,000 cash, 50,000 shares of common stock to Bettina Mackenbach in reliance upon the exemption from registration in Rule 506 of Regulation D under the Securities Act.

On January 4, 2012, we issued for $10,000 cash, 50,000 shares of common stock to Jukka Tolonen in reliance upon the exemption from registration in Rule 506 of Regulation D under the Securities Act.

On January 9, 2012, we issued for $25,000 cash, 125,000 shares of common stock to Helena Wahala in reliance upon the exemption from registration in Regulation S and Rule 506 of Regulation D under the Securities Act.

On January 18, 2012, we issued 1,000,000 shares to Issuers Capital Advisors in consideration for their services as investment advisors in reliance upon the exemption from registration in Regulation S and Rule 506 of Regulation D under the Securities Act.

On January 18, 2012, we issued 1,000,000 shares to Dr. Eric Zuckerman in consideration for his services as a consultant to form and chair a scientific advisory board in reliance upon the exemption from registration in Regulation S and Rule 506 of Regulation D under the Securities Act.

On January 18, 2012, we issued 500,000 shares to Gregg Linn in consideration for his services as a consultant to assist in the accounting setup and compliance with SEC regulations in reliance upon the exemption from registration in Regulation S and Rule 506 of Regulation D under the Securities Act.

On January 18, 2012, we issued 500,000 shares to Steven Scott in consideration for his services as a consultant to assist in the formation of the public entity and compliance with SEC regulations in reliance upon the exemption from registration in Regulation S and Rule 506 of Regulation D under the Securities Act.

On February 1, 2012, we issued 1,000,000 shares to Tamarin Fuller in consideration for her services in public relations and the development of the corporate structure of officers and directors in reliance upon the exemption from registration in Regulation S and Rule 506 of Regulation D under the Securities Act.

On February 1, 2012, we issued 1,000,000 shares to John Howell in consideration for his services as CEO, President and Chairman of the Board in the form of an employment agreement for a 3 year period. This agreement replaces and extends the original employment agreement that was set to expire in August of 2012. These shares were issued in reliance upon the exemption from registration in Regulation S and Rule 506 of Regulation D under the Securities Act.

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On March 5, 2012, we issued a total of 210,000 shares to the following persons in the following amounts in consideration of the royalty previously issued by Arrayit Diagnostics (Ovarian), Inc. At the time the royalty was issued, Arrayit Diagnostics (Ovarian), Inc. was a wholly owned subsidiary of Arrayit Diagnostics, Inc. However, effective May 23, 2011, Arrayit Diagnostics (Ovarian), Inc. was merged with and into Arrayit Diagnostics, Inc.:

John R. Lester	25,000
John Wiesner	50,000
Timothy Phelan	50,000
Jerry W. Neel Jr.	50,000
Dr. Sylvin Mayford Griffin	10,000
Palmer and Talley Melton	25,000
TOTAL	210,000

The shares were issued in reliance upon the exemptions from registration in Section 3(a)(9) and Rule 506 of Regulation D under the Securities Act.

On March 5, 2012, we issued 385,000 shares to Recap Marketing and Consulting, LLP in consideration for the 20% royalty they had in Arrayit Diagnostics, Inc. and the sale of the OvaDx pre-symptomatic ovarian cancer diagnostic test. This payment cancels any and all royalty interest that Recap held in Arrayit Diagnostics and any of its subsidiaries. On May 23, 2011 Arrayit Diagnostics (Ovarian), Inc., a subsidiary of Arrayit Diagnostics, was merged into Arrayit Diagnostics. Arrayit Diagnostics (Parkinsons’), Inc. was removed as a subsidiary of Arrayit Diagnostics and renamed Arrayit Scientific Solutions, Inc. These shares were issued in reliance upon the exemption from registration in Regulation S and Rule 506 of Regulation D under the Securities Act.

On April 2, 2012, we issued for $10,000 cash, 50,000 shares of common stock to Craig Musick in reliance upon the exemption from registration in Rule 506 of Regulation D under the Securities Act.

On April 17, 2012, we issued for $5,000 cash, 25,000 shares of common stock to Bettina Mackenbach in reliance upon the exemption from registration in Rule 506 of Regulation D under the Securities Act.

On May 1, 2012, we issued for $10,000 cash, 50,000 shares of common stock to Craig Musick in reliance upon the exemption from registration in Rule 506 of Regulation D under the Securities Act.

On May 15, 2012 we issued 1,484,800 shares to Recap Marketing and Consulting, LLP, in compliance with the anti-dilution clause contained in the original consulting agreement with that entity, as a result of the issuance of additional shares to investors and consultants. These shares were issued in reliance upon the exemption from registration in Regulation S and Rule 506 of Regulation D under the Securities Act.

On June 25, 2012, we issued for $5,000 cash, 25,000 shares of common stock to Gerald Bridge in reliance upon the exemption from registration in Rule 506 of Regulation D under the Securities Act.

On September 18, 2012, we issued for $6,000 cash, 30,000 shares of common stock to Michael Montante in reliance upon the exemption from registration in Rule 506 of Regulation D under the Securities Act.

On October 15, 2012 we issued for $50,000 cash, 200,000 shares of common stock to Brierpatch, LTD in reliance upon the exemption from registration in Rule 506 of Regulation D under the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules

(a)(1) Index to Financial Statements — Included in prospectus

(a)(2)	Included Separately from prospectus: Consent of Independent Registered Public Accounting Firm. (See Exhibits 23.2 and 23.3 below.)

Other than the Financial Data Schedule, no schedules are included for the reason that all required information is contained in the financial statements included in the prospectus.

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information to be set forth therein is not material, not applicable or is shown in the financial statements or notes thereto.

(c) Exhibits:

2.1	Agreement and Plan of Distribution between the Registrant and Arrayit Corporation (incorporated herein by reference to Item 9.01(b) to the Form 8-K filed under file no. 33-119586, December 14, 2011.

3.1	Amended and Restated Articles of Incorporation of Registrant

3.2	Bylaws of Registrant

4.1	Form of Common Stock Certificate of Registrant

4.2	Form of Preferred Stock Certificate

4.3	Plan and Agreement of Merger, dated May 23, 2011, merging Arrayit Diagnostics (Ovarian), Inc. with and into Arrayit Diagnostics, Inc.

5.1	Opinion of Counsel as to the Legality of the Shares Being Spun Off

10.1	Technology Assignment Agreement dated as of July 18, 2009 between Arrayit Diagnostics, Inc. and Arrayit Corporation.

10.2	United States Patent No.6,101,946 dated August 15, 2000 assigned to TeleChem International Inc. (now a wholly owned subsidiary of Arrayit Corporation)

10.3	Exclusive Services Agreement effective September 10, 2009 between Arrayit Diagnostics, Inc. and Arrayit Corporation

10.4	2009 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan

10.5	Advisory Agreement, effective January 18, 2012 between Arrayit Diagnostics, Inc. and Dr. Eric Zuckerman

10.6	Advisory Agreement, effective January 18, 2012 between Arrayit Diagnostics, Inc. and Gregg Linn.

10.7	Consulting Agreement, effective May 27, 2010 between Arrayit Diagnostics, Inc. and Issuers Capital Advisors LLC.

10.8	Employment Agreement, dated as of August 15, 2009 between Arrayit Diagnostics and John Howell

10.9	Employment Agreement, dated as of February 1, 2012 between Arrayit Diagnostics, Inc. and John Howell

10.10	Investment Advisory Agreement, effective August 11, 2009 between Arrayit Diagnostics, Inc. Recap Marketing and Consulting, LLP.

10.11	Advisory Agreement, effective January 18, 2012 between Arrayit Diagnostics, Inc. and Steven Scott

10.12	License Agreement , effective December 7, 2009, between Arrayit Diagnostics, Inc. and Wayne State University

10.13	Sponsored Research Agreement, effective December 7, 2009, between Arrayit Diagnostics, Inc. and Wayne State University.

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10.14	Royalty Conversion Agreement, dated as of March 5, 2012, among Arrayit Diagnostics, Inc., Arrayit Corporation and Ovarian Cancer Testing, LLP

10.15	Royalty Purchase Agreement, dated as of March 1, 2012, among Arrayit Diagnostics, Inc., and Recap Marketing and Consulting LLP

10.16 **	Transfer Agent and Registrar Agreement between Arrayit Diagnostics, Inc., and VStock Transfer, LLC

10.17	Merger of Arrayit Diagnostics (Ovarian), Inc. into Arrayit Diagnostics, Inc. dated as of May 23, 2011

10.18	Form of Stock Options Agreement

10.19	Form of Warrant Agreement between Arrayit Diagnostics, Inc. and Brad Fleming

10.20	Form of Indemnification Agreement between Arrayit Diagnostics, Inc. and John Howell

14.1	Code of Ethics

23.1 *	Consent of Sonfield & Sonfield (Included in Exhibit 5.1)

23.2 *	Consent of Moss, Krusick & Associates, LLC , Independent Public Accounting Firm

* filed herewith

** to be filed by amendment

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Redmond, Oregon, on the 9th day of November 2012.

Pursuant to the requirements of the Securities Act of 1933, this Registrant’s Form S-1 Registration Statement has been signed below by the following persons in their respective capacity as officer and/or director of the Registrant on the date indicated.

Arrayit Diagnostics, Inc.

/s/ John Howell
John Howell, Chairman, President, CEO, Principal Executive Officer as well as Principal Financial and Accounting Officer

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